AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, New York 12308

PROXY STATEMENT
Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AUTHENTIDATE HOLDING CORP.

(Name of the Corporation as Specified in Charter)

Victor J. DiGioia, Secretary

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AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, NY 12308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 11, 2004

To the Stockholders of
AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at the Desmond Hotel, 660 Albany Shaker Road, Albany, New York, on February 11, 2004 at 10:00 a.m., New York time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing six Directors to Authentidate’s Board of Directors;

2.	Adopting an amendment to Authentidate’s 2000 Employees Stock Option Plan to increase the number of options authorized under the plan from 5,000,000 to 10,000,000;

3.	Adopting an amendment to Authentidate’s Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 40,000,000 to 75,000,000;

4.	Adopting certain amendments to Authentidate’s 2001 Non-Executive Director Stock Option Plan; and

5.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on December 23, 2003 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: December 31, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, NY 12308

     PROXY STATEMENT
for
Annual Meeting of Stockholders
To Be Held on February 11, 2004

This Proxy Statement and the accompanying form of proxy have been mailed on or about January 8, 2004 to the Stockholders of record of shares of common stock as of December 23, 2003, of AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of Authentidate for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. at the Desmond Hotel, 660 Albany Shaker Road, Albany, New York, on Wednesday, February 11, 2004 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On December 23, 2003 (the “Record Date”), there were issued and outstanding 26,002,380 shares of common stock and 28,000 shares of Series B Preferred Stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to Stockholders. Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the six (6) persons nominated by the Board of Directors;

2.	FOR the adoption of an amendment to Authentidate’s 2000 Employees Stock Option Plan to increase the number of options authorized under the plan from 5,000,000 to 10,000,000;

3.	FOR the adoption of an amendment to Authentidate’s Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 40,000,000 to 75,000,000;

4.	FOR the adoption of certain amendments to Authentidate’s 2001 Non-Executive Director Stock Option Plan; and

5.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and voting.

A majority of our outstanding shares of common stock as of the Record Date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Election of Directors is by plurality vote, with the five nominees receiving the highest vote totals to be elected as Directors of Authentidate. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal II – Amendment of the 2000 Employees Stock Option Plan and Proposal IV – Amendment of the 2001 Non-Executive Director Stock Option Plan. Therefore, abstentions shall be counted as “no” votes and broker non-votes will not be counted. The affirmative vote of a majority of the shares issued and outstanding is required to approve Proposal III – Amendment of the Certificate of Incorporation to Increase the Authorized Shares of common stock. Therefore, abstentions and broker non-votes will be counted as “no” votes. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to Authentidate’s Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote.

In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet or telephone (if available) at the address or telephone number shown on your voting instruction form, or by providing other proper voting instructions to the registered owner of your shares. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

Revocation of proxies.

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the Secretary of Authentidate either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of Authentidate. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Solicitation of proxies.

Authentidate will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of Authentidate’s common stock held of record by such persons, and Authentidate may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2003, including financial statements, accompanies this Proxy Statement. The principal executive offices of Authentidate are located at 2165 Technology Road, Schenectady, New York 12308. Authentidate’s telephone number is (518) 346-7799.

Independent Public Accountants

The Board of Directors of Authentidate has selected PricewaterhouseCoopers LLP, Certified Public Accountants, as its independent accountants for the current fiscal year. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by PricewaterhouseCoopers LLP consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

The following table presents the total fees paid for professional audit and non-audit services rendered by our independent auditors for the audit of our annual financial statements for the years ended June 30, 2003 and June 30, 2002, and fees billed for other services rendered by our independent auditors during those periods.

	Fiscal Year Ended June 30, 2003	Fiscal Year Ended June 30, 2002
Audit Fees (1)	$202,000	$169,000
Audit-Related Fees (2)	$ 17,000	$ 52,000
Tax Fees (3)	$ 51,000	$ 20,000
All Other Fees (4)	$ 0	$ 0
Total	$270,000	$241,000

(1)	Audit services consist of audit work performed in the preparation of financial statements for the fiscal year and for the review of financial statements included in Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent auditor can reasonably be expected to provide, including consents for registration statement filings and responding to SEC comment letters on annual and quarterly filings.

(2)	Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures, report and accounting and regulatory consultations.

(3)	Tax services consist of all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4)	Other services consist of those service not captured in the other categories.

Our Audit Committee has determined that the services provided by our independent auditors and the fees paid to them for such services has not compromised the independence of our independent auditors.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services described below to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above.

VOTING SECURITIES AND SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at the meeting are Authentidate’s common stock. Each share of common stock entitles its holder to one vote on each matter submitted to Stockholders. As of the Record Date, there were 26,002,380 shares of common stock issued and outstanding.

The following table sets forth certain information as of the Record Date, with respect to (i) each director and each executive officer, (ii) and all directors and officers as a group, and (iii) the persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by Authentidate to be the beneficial owner of more than five (5%) percent of Authentidate’s common stock.

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (*)

Common	John T. Botti	1,803,414	(2)	6.6%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	Steven Kriegsman	50,000	(3)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	Dennis Bunt	151,015	(4)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	J. Edward Sheridan	50,000	(5)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	Charles Johnston	108,570	(6)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	J. David Luce	959,725	(7)	3.6%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	F. Ross Johnson	20,000	(8)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	Harry J. Silverman	25,000	(8)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	Thomas Franceski	198,042	(9)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Common	Peter R. Smith	75,000	(10)	**%
	c/o Authentidate Holding Corp.
	2165 Technology Drive
	Schenectady, NY 12308

Directors/Officers as a group		3,440,766		12.02%
(2)(3)(4)(5)(6)(7)(8)(9)(10)

(1)	Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(2)	Includes vested stock options to purchase 1,484,668 shares of common stock. Excludes nonvested options to purchase 300,000 shares of common stock.

(3)	Includes vested options to purchase 50,000 shares of common stock.

(4)	Includes vested options to purchase150,182 shares of common stock and excludes nonvested options to purchase 26,667 shares of common stock.

(5)	Includes vested options to purchase 50,000 shares of common stock.

(6)	Includes vested options to purchase 50,000 shares of common stock. Excludes 26,631 shares of common stockowned by CCJ Trust and 20,000 shares of common stock owned by FILIT Trust. Also excludes the following securities owned by J&C Resources, LLC: 97,692 shares of common stock and warrants to purchase 38,462 shares of common stock.

(7)	Includes vested options to purchase 27,500 shares of common stock and warrants to purchase an aggregate of 504,471 shares of common stock.

(8)	Includes vested options to purchase 20,000 shares of common stock.

(9)	Includes vested options to purchase 185,000 shares of common stock and excludes nonvested options to purchase 50,000 shares of common stock.

(10)	Includes vested options to purchase 75,000 shares of common stock and excludes nonvested options to purchase 225,000 shares of common stock.

*	Based on number of shares of common stock outstanding as of the Record Date.

**	Symbol denotes ownership percentage of less than 1%.

CERTAIN REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires Authentidate’s directors and executive officers, and persons who own more than 10% of a registered class of Authentidate’s equity securities, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and reports of changes in ownership of common stock and other equity securities of Authentidate. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Authentidate with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports received by Authentidate, Authentidate believes that during the fiscal year ended June 30, 2003, all officers, Directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements during the 2003 fiscal year.

PROPOSAL I
ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the Board of Directors shall be between three and fifteen persons, as determined by the Board of Directors. The Board of Directors currently consists of seven members elected for a term of one year and until their successors are duly elected and qualified. Mr. Steven Kriegsman, a current member of our Board of Directors, has agreed not to stand for reelection to the Board at this Annual Meeting. The vacancy created by Mr. Kriegsman’s resignation from the Board will not be filled at this Annual Meeting.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

The following table sets forth certain information as of the Record Date with respect to the directors and executive officers of Authentidate, including the six nominees who will be selected at the 2004 Annual Meeting.

Nominees

Name	Age	Office	Director Since

John T. Botti	40	President, Chief Executive Officer and	1985
		Chairman of the Board

J. Edward Sheridan	65	Director	1992

Charles C. Johnston	66	Director	1997

J. David Luce	41	Director	2003

F. Ross Johnson	72	Director	2003

Harry J. Silverman	44	Director	2003

Executive Officers

Dennis H. Bunt	49	Chief Financial Officer	N/A

Thomas Franceski	39	Vice President, Technology Products	N/A
		Group

Peter R. Smith	43	Chief Operating Officer	N/A

All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any of our officers or directors.

John T. Botti, a co-founder, has served as President, Chief Executive Officer and Director since our incorporation in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI.

J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College. Mr. Sheridan also serves as a director of Syntroleum Corporation.

Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company since July 1993. Mr. Johnston has also served as Chairman of AFD Technologies, a private corporation since 1994 and J&C Resources a private corporation, a position that he has held since 1987. Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute and earned his B.S. degree from WPI in 1957.

J. David Luce was elected to our Board of Directors at our February 10, 2003 Annual Meeting of Shareholders. Mr. Luce has been a Senior Vice President of Fixed Income Sales with Lehman Brothers since 1990. Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce also serves on the Board of Directors of Issimo Food Group, Inc. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

F. Ross Johnson joined our Board of Directors in December, 2003. Presently, Mr. Johnson is the Chairman and Chief Executive Officer of the RJM Group, a management advisory and investment firm. Mr. Johnson has held these positions since 1989. Mr. Johnson is also a member of the International Advisory Council of the Power Corporation of Canada, a position he has held for fifteen years. Mr. Johnson was the former Chairman of the Economic Club of New York and RJR/Nabisco, Inc. and has served on the Board of Directors of American Express, Inc. and Power Corporation of Canada.

Harry J. Silverman joined our Board of Directors in December, 2003. Mr. Silverman presently serves as the Chief Financial Officer, Executive Vice President of Finance and as a Manager of Domino’s Pizza, LLC, positions he has held since 1993. Mr. Silverman has served as Vice President of each of TISM, Inc. and Domino’s, Inc. since December 1998 and as Treasurer of each of TISM, Inc. and Domino’s, Inc. from February 2000 to September 2001. Mr. Silverman joined Domino’s Pizza, LLC in 1985. Mr. Silverman currently serves on the Board of Directors of Able Laboratories, Inc.

Dennis H. Bunt has been our Chief Financial Officer since September 1992. Mr. Bunt has more than 27 years of financial management experience, primarily with high-technology companies, including Mechanical Technology, Inc. and General Electric. Mr. Bunt is a certified public accountant and worked for the Boston office of KPMG from 1976 to 1979. Mr. Bunt received his M.B.A. from Babson College in 1979 and received his B.S. in Accounting from Bentley College in 1976.

Thomas Franceski was a founder of DJS Marketing Group in 1993 and has served as President and Chief Financial Officer since its acquisition by Authentidate Holding Corp. in 1996. Mr. Franceski also serves as our Vice President, Technology Products Group, which includes our DocSTAR and DJS businesses. Prior to joining DJS, Mr. Franceski served as Chief Financial Officer of Automated Dynamics Corp., a technology based company focused on materials science technologies where his responsibilities were capital acquisition and operations. Mr. Franceski holds a B.S. degree from LeMoyne College and began his career with KPMG in Albany, New York.

Peter R. Smith joined Authentidate Holding Corp. as its Chief Operating Officer on November 17, 2003. Until joining Authentidate, Mr. Smith served as the Chief Operations Officer and President of the London Fog Retail division of London Fog Industries since May 1999. From 1996 to 1999, Mr. Smith served as the Vice President of Operations and Planning of Pacific Trail Outerwear. Prior to that, Mr. Smith held various other positions with London Fog Industries from 1994 to 1996, including Vice President, Business Systems, where he oversaw London Fog’s IT Department, and Vice President, Planning. From 1990 to 1993, Mr. Smith served as the President of White Automation, Inc., a materials handling business which he founded. Mr. Smith received his B.A. in Administration and Economics from Franklin and Marshall College.

Significant Employees

Jan Wendenburg has been the President and Chief Executive Officer of Authentidate International, AG since March 2000. In 1998 he joined the Windhorst-Group, a German information technology concern, as Managing Director and in 1999 was appointed as the Chief Operating Officer to the Executive Board of Directors at Windhorst New Technologies AG, an international incubator for technology and media companies. He previously was employed by IBM in various Sales and Marketing Management positions from 1985 through 1998. Mr. Wendenburg received a degree in Trade Management from the German Department of Commerce and completed coursework towards an M.B.A. at the Open School of Business in Brussels, Belgium.

Jeffrey Frankel is the Chief Executive Officer and President of Trac Medical Solutions, Inc. and was one of the founders of WebCMN, Inc. which later acquired Trac Medical, Inc. and was renamed Trac Medical Solutions, Inc. Mr. Frankel has held such positions since March 2002 and served as the Executive Vice President of WebCMN and Trac Medical Solutions from June 2001 to March 2002. Prior to founding WebCMN, Mr. Frankel was the Chief Operations Officer for Health Focus of New York, a regional home medical equipment supplier. At the same time he was also president of White’s Homecare, a Health Focus partner. Mr. Frankel has 15 years of healthcare industry experience including 5 years consulting with Ernst and Young. Mr. Frankel holds an M.B.A. from Union College in Health Systems Administration and received his B.S. in Business Administration in 1984 from the University of Buffalo.

Meetings of the Board of Directors

During the fiscal year ended June 30, 2003, our Board of Directors met on four occasions and voted by unanimous written consent on six occasions. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

Compensation of Directors

Non-executive directors are compensated for their services during the each fiscal year in the amount of $5,000 annually. Our non-executive directors receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. Non-executive directors also receive 20,000 stock options upon being elected to the Board.

Effective January 1, 2004, non-executive directors will be compensated as follows. Each non-executive director shall receive an annual retainer of $5,000. In addition, the Chairman of the Audit Committee will receive an additional fee of $2,500 per year and the other Audit Committee members will receive an additional fee of $500 per year. The chairs of the other committees of the Board will receive an additional annual fee of $1,500. Further, non-executive directors will receive $1,000 for each meeting of the board of directors attended in person and $500 for each meeting of the board of directors attended via conference call; $500 for each meeting of a committee of the board of directors attended in person ad $250 for each meeting of a committee of the board of directors attended via conference call. Our non-executive directors will continue to receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. Subject to the approval of our stockholders, as discussed in Proposal IV, non-executive directors will receive 40,000 stock options upon being elected to the Board and have the ability to purchase up to $100,000 restricted shares of our common stock at a per share purchase price of 80% of the fair market value of our common stock during the initial twelve month period following their election to the Board.

Committees of the Board of Directors

The Board of Directors has five Committees: Audit; Compensation; Executive; Nominating and Corporate Governance; and Finance and Strategic Planning Committees.

Audit Committee.The members of the Audit Committee are currently J. Edward Sheridan, Steven Kriegsman and Charles Johnston. The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. During the fiscal year ended June 30, 2003, the Audit Committee met on two occasions and voted by unanimous written consent on one occasion.

Executive Committee.The members of the Executive Committee are currently John T. Botti, J. Edward Sheridan and J. David Luce. Messrs. Sheridan and Luce were appointed to the Executive Committee in February, 2003. The Executive Committee has all of the powers of the Board of Directors except it may not; (i) amend the Certificate of Incorporation or Bylaws; (ii) enter into agreements to borrow money in excess of $250,000; (iii) to grant security interests to secure obligations of more than $250,000; (iv) authorize private placements or public offerings of our securities; (v) authorize the acquisition of any major assets or business or change our business; or (vi) authorize any employment agreements in excess of $75,000. The Executive Committee meets when actions must be approved in an expedient manner and a meeting of the Board of Directors cannot be convened. During Fiscal 2003, the Executive Committee did not deem it necessary to meet but voted by unanimous written consent on two occasions.

Compensation Committee.The members of the Compensation Committee are J. David Luce, J. Edward Sheridan and Charles C. Johnston. The Compensation Committee functions include administration of our 2000 Employee Stock Option Plan, 1992 Employee Stock Option Plan and the 2001

and 1992 Non-Executive Director Stock Option Plans and negotiation and review of all employment agreements of our executive officers. During the fiscal year ended June 30, 2003, the Compensation Committee held no meetings and voted by unanimous written consent on two occasions.

Nominating and Corporate Governance Committee. We established our Nominating and Corporate Governance Committee in December 2003. The initial members of this committee are J. Edward Sheridan and J. David Luce, who are both independent member of our Board of Directors. Mr. Sheridan serves as the chairman of this committee. Our Board of Directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our Web site at www.authentidatehc.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Authentidate’s industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company.

Authentidate’s policy with respect to shareholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by shareholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for Board membership submitted by shareholders in accordance with the following. Shareholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. However, Messrs. F. Ross Johnson and Harry J. Silverman were appointed to the Board in December, 2003 and this Annual Meeting is the first opportunity for shareholders to consider their nominations. Messrs. Johnson and Silverman were initially recommended to the Board by other non-management directors.

Except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Stockholders. During the Annual Meeting of Stockholders held on February 10, 2003, four of the six directors were present.

Finance and Strategic Planning Committee. We established our Finance and Strategic Planning Committee in December 2003. The initial members of this committee are John T. Botti, J. David Luce and Charles C. Johnston, with Mr. Botti serving as chairman. Messrs. Luce and Johnston are independent members of our Board. Our Board of Directors has adopted a charter governing the activities of the Finance and Strategic Planning Committee. Pursuant to its charter, the Finance and Strategic Planning Committee’s tasks include advising the Board, and in certain instances by acting on behalf of the Board, on matters relating to the Company’s investment policies and financing activities, make recommendations to the Board on matters relating to strategic initiatives for the Company and reviewing the Company’s overall budget and planning.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our compensation committee and any other entity. At present, J. Edward Sheridan, J. David Luce and Charles C. Johnston are the members of the compensation committee. None of the members of the Board’s compensation committee (a) was an officer or employee of AHC during the last fiscal year; (b) was formerly an officer of AHC or any of its subsidiaries; or (c) had any relationship with AHC requiring disclosure under Item 404 of Regulation S-K except that one member of our Compensation Committee, Mr. J. David Luce, and an affiliate of Mr. Charles C. Johnston, also a member of our Compensation Committee, participated in our private sale of debentures in May, 2003. Additional information pertaining to the interests of Mr. Luce and Mr. Johnston in this financing is set forth under Item 13, “Certain Relationships and Related Transactions”.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter, as amended and restated on July 31, 2003, which is annexed to this Proxy Statement as Exhibit A. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management;

•	reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees (as amended)”;

•	discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board and reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees”; and

•	recommended to the Board of Directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee of the Board of Directors of Authentidate Holding Corp.:

J. Edward Sheridan
Steven Kriegsman
Charles Johnston.

Compensation Committee Report on Executive Compensation

This report is submitted by the compensation committee of the Board of Directors of Authentidate Holding Corp. The compensation committee of the Board of Directors sets the compensation of the Chief Executive Officer and other executive officers, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The compensation committee currently consists of Messrs. J. Edward Sheridan, J. David Luce and Charles C. Johnston.

Overview and Philosophy.

AHC uses its compensation program to achieve the following objectives:

•	To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve AHC’s strategic objectives, as determined by the compensation committee;

•	To align the interest of officers with the success of AHC by linking compensation with

AHC’s business objectives and performance;

•	To align the interest of officers with stockholders by including long-term equity incentives; and

•	To increase the long-term profitability of AHC and, accordingly, increase stockholder value.

To meet these goals, the compensation committee has adopted an executive compensation program comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including restricted stock awards, medical and insurance plans and AHC’s 401(k) Plan, which is generally available to all employees of AHC.

The Board and the compensation committee also believe that the compensation of the Chief Executive Officer and AHC’s other executive officers should be based to a substantial extent on AHC’s performance and adjusted, as appropriate, based on such executive officer’s performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the compensation committee considers: (a) the company’s financial performance during the past year and recent quarters, (b) the individual’s performance during the past year and recent quarters and (c) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the software industry.

Compensation Components

The three major components of the Company’s executive officer compensation are (a) base salary, (b) long-term, equity-based incentive awards and (c) bonus compensation.

Base Salary.

Compensation levels for each of AHC’s officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the compensation committee takes into account such factors as (i) AHC’s past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The compensation committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to AHC’s long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the compensation committee in determining total compensation for each officer. Base salary levels for each of AHC’s officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer. Additionally, John T. Botti, our Chief Executive Officer, Jan Wendenburg, the Chief Executive Officer of Authentidate International AG, and Dennis H. Bunt, our Chief Financial Officer have existing employment agreements, which set forth certain levels of base salary and bonus compensations. During the fiscal year ended June 30, 2003, Mr. Botti received a Base Salary of $305,671, Mr. Bunt received a Base Salary of $146,669, and Mr. Wendenburg received a base salary ofi231,000, as set forth in their respective employment agreements. During the fiscal year ended June 30, 2003, Mr. Robert Van Naarden, the former Chief Executive Officer of Authentidate, Inc., received a base salary of $255,115 pursuant to the terms of his then-existing employment agreement. Mr. Van Naarden’s employment agreement expired in July, 2003 and was not renewed.

Equity Incentives.

The compensation committee believes that stock participation aligns officers’ interests with those of the stockholders. In addition, the compensation committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of AHC’s common stock. Our 2000 Employee Stock Option Plan (the “2000 Plan”), has been established to provide all our employees, including our executive officers, with an opportunity to share, along with our stockholders, in the long-term performance of AHC. Executives are eligible to receive stock options generally not more than once a year, giving them the right to purchase shares of our common stock in the future at a price equal to the fair market value at the date of grant. Unless the Board or the compensation committee determines otherwise, grants to all executives, including the Chief Executive Officer, are exercisable as to one-third of the underlying shares on the each of the first three anniversaries of the grant date. Annual grants to executives other than the Chief Executive Officer are approved by the compensation committee based upon recommendations made by the Chief Executive Officer based upon (1) the individual executive’s performance and (2) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

In making stock option grants, the compensation committee considers general corporate performance, individual contributions to AHC’s financial, operational and strategic objectives, the Chief Executive Officer’s recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended June 30, 2003, the compensation committee believes that the current stock ownership position of the executive officers was sufficient to achieve the benefits intended by equity ownership. Based on the foregoing, during the fiscal year ended June 30, 2003, the compensation committee did not grant stock options to any executive officers of AHC except for Dennis H. Bunt, the Chief Financial Officer, who was granted options to purchase an aggregate of 65,000 shares of common stock at fair market value on the date of grant. Such options vest pro-rata over a three year period.

Other Benefits.

AHC also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. AHC offers a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. AHC also maintains insurance and other benefit plans for its employees, including its executive officers. During the fiscal year ended June 30, 2003, no executive officers were awarded additional bonus compensation except for Mr. Franceski, who received a $59,984 cash bonus.

Chief Executive Officer Compensation.

In the fiscal year ended June 30, 2003, Mr. John T. Botti, Chief Executive Officer, received a salary of $305,671 which represents an increase of approximately 4.8% from the prior year. In the fiscal year ended June 30, 2002, Mr. Botti received a base salary of $291,630, which represents a 9.9% increase from his base salary of $265,005 in the fiscal year ended June 30, 2001. The terms of Mr. Botti’s employment compensation are determined primarily pursuant to his employment agreement which was entered into in January, 2000. In addition, the employment agreement provides for the payment of certain bonuses based upon performance by AHC. The base salary is believed by the compensation committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. Mr. Botti did not receive any bonus compensation and was not granted any stock options during the fiscal year ended June 30, 2003.

Tax Deductibility of Executive Compensation.

Section 162(m) of the Code limits the tax deduction to AHC to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The compensation committee has considered these requirements and the regulations. It is the compensation committee’s present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The compensation committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of the AHC employee stock option plans will be granted by the compensation committee.

By the Compensation Committee of the Board of Directors of Authentidate Holding Corp.

J. David Luce
J. Edward Sheridan
Charles C. Johnston

Vote Required

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the approval of the nominees for Directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS ANDRECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL I.

PROPOSAL II
AMENDMENT OF
2000 EMPLOYEES STOCK OPTION PLAN

Authentidate’s 2000 Employees Stock Option Plan (the “2000 Plan”) was initially approved by Stockholders at the 2001 Annual Meeting. Under the 2000 Plan, 5,000,000 shares were originally authorized pursuant to Stockholder approval. At this Annual Meeting, the Stockholders are being requested to consider and approve the adoption of an amendment to the 2000 Plan which serves to authorize the issuance of an additional 5,000,000 shares of common stock under the 2000 Plan through the grant of incentive stock options and nonqualified options. The primary purpose of the amendment is to ensure that Authentidate will have a sufficient reserve of common stock available under the 2000 Plan to provide eligible employees of Authentidate with the continuing opportunity to acquire a proprietary interest in Authentidate through participation in the 2000 Plan. As of September 30, 2003, a total of 3,534,150 options have been granted to employees under the 2000 Plan. Further, as of Record Date, there are only 958,304 options available for issuance under the 2000 Plan. Accordingly, without this amendment of the 2000 Plan, Authentidate will shortly not have sufficient shares reserved under the 2000 Plan to enable it to make meaningful grants to employees consistent with the purpose of the 2000 Plan. The principal features of the 2000 Plan are summarized below. The summary is qualified by reference to the complete text of the 2000 Plan, as amended, which is attached as Exhibit B.

Purpose

The purpose of the 2000 Plan is to provide a performance incentive to certain officers and other employees of Authentidate and its subsidiaries in order that such persons may acquire a (or increase their) proprietary interest in Authentidate and to encourage such persons to remain in the employ of Authentidate and its subsidiaries. The Board believes that the maintenance of an employee stock option plan is required in order to continue to attract and retain qualified employees. It is the Board’s opinion that the grant of stock options has several attractive characteristics, both to the employees and the company, which make such grants more attractive than raising the level of cash compensation. First, granting stock options provides incentive to individuals because they share in the company’s growth. Authentidate benefits because these employees will be more motivated and Authentidate benefits from motivated employees. Second, the grant of options preserves Authentidate’s cash resources.

Administration

The 2000 Plan may be administered by either the Compensation Committee or by the Board of Directors itself (the “Compensation Committee”). It is intended that at all times the 2000 Plan will be administered by Directors who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. In general, the Compensation Committee determines the persons to whom options are granted, the terms of the options and the number of shares covered by each option.

Duration, Amendment and Termination

The 2000 Plan was initially approved by Stockholders at the Annual Meeting held on March 23, 2001. The 2000 Plan will terminate in 2010, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 2000 Plan at any time, the Board of Directors also has the power to amend the 2000 Plan; provided, no amendment to the 2000 Plan may be made without Stockholder approval if the amendment would (i) change the minimum option prices set forth in the 2000 Plan, (ii)

increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 2000 Plan, or (iv) materially modify the requirements as to eligibility under the 2000 Plan.

Eligibility

The 2000 Plan provides for the grant of options to officers and other employees or consultants of Authentidate and its subsidiaries. In the fiscal year ended June 30, 2003, one officer and 58 other employees were granted an aggregate of 832,742 options under the 2000 Plan.

Awards Under the 2000 Plan

The 2000 Plan currently reserves a total of 5,000,000 shares of Authentidate’s common stock which may be issued pursuant to options under the 2000 Plan. If an option expires without being exercised in full, such shares of Authentidate’s common stock which were not exercised are again available for grant under the 2000 Plan. At this Annual Meeting, the Stockholders are being requested to consider and approve the adoption of an amendment to the 2000 Plan which serves to authorize the issuance of an additional 5,000,000 shares of common stock under the 2000 Plan. The 2000 Plan provides for the grant of options which may be designated as options qualifying for incentive stock option treatment (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options (“Non-ISOs”).

The type and terms of each option granted under the 2000 Plan are determined by the Compensation Committee. The option price per share shall not be less than the fair market value of Authentidate’s common stock at the date of grant of the option. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 2000 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may not be less than 85% of such fair market value. Fair market value will be determined by the Compensation Committee pursuant to the criteria set forth in the 2000 Plan.

An option may contain such terms as are deemed appropriate by the Compensation Committee. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

Exercise of Options

An option may be exercised by an optionee by delivery to Authentidate of the exercise price which must be paid either: (i) in cash or cash equivalent; or (ii) subject to certain conditions, by delivery of shares of common stock owned by the optionee for a period of at least six months or by a combination of cash and shares of common stock owned for a period of at least six months. The term of an option may not exceed ten (10) years. An option is exercisable in such installments and at such times during its term as determined by the Compensation Committee. To the extent not exercised, installments are cumulative and may be exercised in whole or in part at any time after becoming exercisable until the option expires.

With respect to incentive stock options, the aggregate fair market value of shares that may be exercised by an optionee for the first time during any year may not exceed $100,000.

Termination of Employment

In the event the optionee’s employment terminates by reason of death, the options that were exercisable on the date of death may be exercised by the optionee’s estate within one year after the date of such death but not later than the date on which such options would otherwise expire. If the optionee’s employment is terminated as a result of disability, the options that were exercisable at the time of the optionee’s disability may be exercised within one year after such termination but not later than the date on which such options would otherwise expire. If an optionee’s employment terminates other than for death or disability, the options held by such optionee, to the extent exercisable as of the date of termination, may be exercised at any time during the ninety (90) day period immediately following the date of termination, but not after the date on which such options would otherwise expire. However, if termination is on account of cause, all options expire as of the date of termination. An optionee’s estate means the optionee’s legal representative or any person who acquires the right to exercise an option by reason of the optionee’s death.

Restriction on Transfer

Options are transferable only by will or by the laws of descent and distribution. During an optionee’s lifetime, an option may be exercised only by the optionee.

Federal Income Tax Treatment

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Authentidate and participating employees associated with awards granted under the 2000 Plan. The U.S. federal tax laws may change and the U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2000 Plan.

Incentive Stock Options

Incentive stock options under the 2000 Plan are intended to meet the requirements of Section 422 of the Internal Revenue Code. There are no tax liabilities to the optionee upon the grant of an incentive stock option. In general, if an optionee acquires stock upon the exercise of an incentive stock option, no income will result to the optionee upon such exercise and the Company will not be allowed a deduction as a result of such exercise provided the optionee makes no disposition of the stock within two years from the date of grant and one year after the option is exercised. The basis to the optionee of shares acquired on the exercise of an incentive stock option will be equal to the exercise price. Any gain or loss realized upon the sale of the shares acquired will be treated as capital gains or loss, as applicable. If the optionee fails to satisfy the one- or two-year holding periods described above, the optionee will be treated as having received ordinary income at the time of the disposition of the stock generally equal to the excess of the value of the stock on the date of exercise (or, if less, the amount realized from the disposition) over the exercise price. Any gain in excess of the amount treated as ordinary income will be treated as capital gain. Authentidate will be entitled to a deduction for the amount taxable to the optionee as ordinary income. Although the exercise of an incentive stock option will not result in regular income tax liability to an optionee, it may subject the optionee to liability for the “alternative minimum tax.”

Non-Qualified Options

There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and Authentidate will be entitled to a deduction in the same amount. Authentidate will withhold federal and state income and employment taxes due on this compensation from amounts otherwise payable to the optionee. The optionee’s basis in such shares will generally be the fair market value on the date of exercise, and when he/she disposes of the shares he/she will recognize capital gain or loss.

Plan Benefits

The following table sets forth the number of shares of common stock subject to options granted to each of the following under the 2000 Plan during the fiscal year ended June 30, 2003. The benefits to be received by Authentidate’s executive officers and employees as a result of the proposed amendment to the 2000 Plan are not determinable, since the amounts of future grants to participants are in the discretion of the Compensation Committee. No options have been granted, and no shares of common stock have been issued, with respect to the 5,000,000 share increase for which shareholder approval is sought under this Proposal.

	Number of
Name and Position	Options Granted	Exercise Price

John T. Botti, Chairman, President and Chief Executive Officer	0	N/A

Dennis H. Bunt, Chief Financial Officer	65,000	#

Thomas Franceski, Vice President - Technology Products Group	0	N/A

Executive Officers as a Group (For fiscal year 2003, 3 persons, 1 of whom was a recipient)	65,000	#

Non-Executive Director Group (For fiscal year 2003, 4 persons, none of whom were recipient)[1]	N/A	N/A

Non-Executive Officer/Employee Group (For fiscal year 2003, 58 recipients)	767,742	**

#	Mr. Bunt was granted an aggregate of 25,000 options to purchase common stock at a per share exercise price of $2.75 and an aggregate of 40,000 options to purchase common stock at a per share exercise price of $2.50.

**	An aggregate of 394,075 options to purchase common stock were granted at a per share exercise price equal to the fair market value of the common stock on the date of grant. An aggregate of 373,667 options to purchase common stock were granted at a per share exercise price greater than the fair market value of the common stock on the date of grant.

(1)	Non-executive directors of Authentidate Holding Corp. are not eligible to receive options under the 2000 Plan. Such persons, however, are annually granted options under Authentidate’s 2001 Non-Executive Director Stock Option Plan on a non-discretionary basis.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of the amendment to the 2000 Plan. THE BOARD OF DIRECTORS DEEMS PROPOSAL II TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL II.

PROPOSAL III
AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has adopted, subject to stockholder approval, an amendment to Article FOURTH of Authentidate’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock to 75,000,000 shares from 40,000,000. The text of the first sentence of Article FOURTH, as it is proposed to be amended, is as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is EIGHTY MILLION (80,000,000) shares, consisting of SEVENTY-FIVE MILLION (75,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the “Common Stock”), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the “Preferred Stock”), of which 28,000 shares have been designated as Series B Preferred Stock, the relative rights, preferences and limitations of which are as set forth in that certain Certificate of Designations, Preferences and Rights and Number of Shares of Series B Convertible Preferred Stock, dated as of the 1st day of October 1999, as amended. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in sub-paragraph C of this Article FOURTH.

A form of the Amendment to Authentidate’s Amended Certificate of Incorporation reflecting the increase in its authorized capital is annexed to this Proxy Statement as Exhibit C.

Background

Under the present Certificate of Incorporation, as amended, Authentidate has the authority to issue 40,000,000 shares of common stock and 5,000,000 shares of Preferred Stock. As of the Record Date, 26,002,380 shares of common stock were issued and outstanding and 28,000 shares of Preferred Stock were outstanding.

Holders of our common stock have the right to share ratably in such dividends on shares of common stock as may be declared by the Board of Directors and upon liquidation or dissolution, each outstanding share of common stock will be entitled to share equally in our assets legally available for distribution to stockholders after the payment of all debts and other liabilities, subject to any superior rights of the holders of Preferred Stock. Common stock holders have no pre-emptive rights and there are no conversion or redemption privileges or sinking fund provisions with respect to our common stock. Our common stock does not have cumulative voting rights, so holders of more than 50% of the outstanding common stock can elect all of our Directors as to which common stock holders are entitled to elect.

As of the Record Date, Authentidate:

•	has 7,569,914 shares reserved for issuance upon the exercise of currently outstanding stock options and warrants;

•	has 500,000 shares reserved for issuance upon the conversion of the outstanding shares of Series B Preferred Stock; and

•	may grant up to an additional 958,304 options under the 2000 Plan, estimates that it will grant 480,000 additional options in the future pursuant to the 2001 Non-Executive Director Stock Option Plan if the number and identity of its non-employee directors remains constant over the life of the 2001 Non-Executive Director Stock Option Plan (assuming that all of the non-employee directors currently nominated for reelection are elected by our stockholders and stockholders approve the Proposal IV) and is seeking shareholder approval to grant up to an additional 5,000,000 options under the 2000 Plan, as discussed in Proposal II. Since

Based on the foregoing, Authentidate will only have available for issuance an aggregate of 4,489,402 shares of common stock for other corporate purposes if the holders of all of Authentidate’s outstanding convertible securities exercised or converted their securities. Further, if the stockholders do not approve this Proposal III, Authentidate will not be able to grant the additional options under the 2000 Plan for which stockholder approval is sought in Proposal II of this Proxy Statement.

Purpose and Effect of Proposal

Authentidate is therefore proposing that its stockholders approve an increase in the number of authorized shares of common stock from 40,000,000 shares to 75,000,000 in order to provide Authentidate with the

•	ability to grant the additional options under the 2000 Plan for which stockholder approval is sought in Proposal II; and

•	necessary flexibility to issue shares for general corporate purposes that may be identified in the future.

For instance, in the event that Authentidate needs to seek additional private financing to secure the necessary capital to implement its business plans, it would require the availability of additional authorized shares. Further, Authentidate may, in the future, issue additional shares of common stock for the purpose of paying stock dividends or subdividing outstanding shares through stock splits and providing equity incentives to employees, officers or directors. Other purposes may include, without limitation, funding the acquisition of other companies, adopting additional employee benefit plans or reserving additional shares of issuance under existing plans. Although Authentidate does not have any current plans to effectuate any of the foregoing actions, the Board of Directors believes that it is in the best interests of Authentidate to have additional shares of common stock authorized at this time to alleviate the expense and delay of holding a special meeting of stockholders to authorize additional shares of common stock when and if the need arises.

No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which Authentidate’s common stock is then listed or quoted. Examples of circumstances in which further shareholder authorization generally would be required for issuance of such additional shares include

•	transactions involving the issuance of shares representing 20% or more of Authentidate’s outstanding shares,

•	transactions that would result in a change of control of Authentidate, and

•	adoption of, increases in shares available under, or material changes to equity compensation plans.

The additional common stock to be authorized by adoption of the proposed amendment would become part of the existing class of common stock, and the amendment would not affect the terms of the outstanding common stock or the rights of the holders of the common stock. Adoption of the proposed amendment and issuance of additional shares of common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. Authentidate stockholders do not have preemptive rights with respect to our common stock. Should the board of directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. The proposed amendment would not change the par value of the common stock. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to Authentidate’s Amended Certificate of Incorporation with the Secretary of State of the State of Delaware. However, pursuant to Delaware law, the Board of Directors retains the discretion to abandon and not implement the proposed amendment.

Anti-takeover Provisions

We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, Authentidate could use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of our securities) or changes in or removal of its management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. The issuance of a significant amount of additional shares of common stock would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of Authentidate. Similarly, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then-current Board of Directors. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of Authentidate (and the Board of Directors is not currently aware of any such attempts), stockholders nevertheless should be aware that approval of the amendment could facilitate efforts by Authentidate to deter or prevent changes of control in the future, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The proposal to increase the number of authorized shares of common stock, however, is not part of any present plan to adopt a series of amendments having an antitakeover effect, and management presently does not intend to propose anti-takeover measures in future proxy solicitations.

The following is a description of other anti-takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences.

Certificate of Incorporation and Bylaws. Other provisions of Authentidate’s amended certificate of incorporation and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in Authentidate or impeding changes in our management. The certificate of incorporation provides that our Board may issue, without stockholder action, up to 5,000,000 shares of preferred stock with voting or other rights. We currently have outstanding 28,000 shares of Series B Preferred Stock. Our stockholders do not have cumulative voting rights, and stockholders representing a majority of the shares of common stock outstanding are able to elect all of the directors. Our bylaws provide that only our President, a majority of our Board of Directors and the Chairman of our Board of Directors may call a special meeting of stockholders.

Series B Preferred Stock. In October 1999, we issued an aggregate of 50,000 shares of Series B Preferred Stock. There are currently issued and outstanding 28,000 shares of Series B Preferred Stock. Holders of the shares of Series B Preferred may convert such shares into shares of Authentidate common stock at a conversion price of $1.40 per share. In the case of any merger or consolidation with any other company, upon the sale of all or substantially all our assets, or in the event our common stock is converted into other securities or property, we will be required to make appropriate provision so that the holder of each share of Series B Preferred Stock then outstanding will have the right to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such event by a holder of the number of shares of common stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such event. This feature may make more difficult or discourage a change of control of Authentidate.

Employment Agreement with Chief Executive Officer. Effective January 1, 2004, our employment of our Chief Executive Officer will be governed by a new employment agreement. In the event Mr. Botti’s employment is terminated or materially reduced following a change of control (as defined in the employment agreement), Authentidate will be required to pay him a severance payment equal to three times his average annual salary under the agreement. In addition, all options granted to him will be deemed vested and such options will be exercisable for the duration of their term. Further, in the event the change of control is the result of a merger or sale where the company is valued in excess of $100,000,000 and the foregoing amounts would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, subject to the excise tax imposed by Section 4999 thereof, Authentidate shall also pay a gross up payment equal to the benefits Mr. Botti would have received if these benefits did not result in the imposition of the excise tax. These features may discourage a merger proposal, tender offer or other attempt to gain control of Authentidate.

Equity Compensation Plans. Our equity compensation plans provide for acceleration of vesting under the circumstances deemed to be a change in control, as described in such plans. The acceleration of vesting of options upon a change of control may be viewed as an anti-takeover measure, and may have the effect of discouraging a merger proposal, tender offer or other attempt to gain control of Authentidate. Under our 2000 Employee Stock Option and our 2001 Non-Executive Director Stock Option Plan, accelerated vesting of outstanding options could occur in the event:

•	the Board (or, if approval of the stockholders is required as a matter of law, our stockholders) approves (a) any consolidation or merger in which we are not the surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, other than a merger in which the holders of common stock immediately prior to the merger have the same proportionate ownership off the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets;

•	any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), corporation or other entity (a) purchases common stock (or securities convertible into common stock) pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

•	during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of our Board of Directors unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

We are not aware of any attempt to take control of Authentidate and are not presenting this proposal with the intent that it be utilized as a type of anti-takeover device. The proposal is being made at this time to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company eligible to vote is required for the approval of this Proposal III. THE BOARD OF DIRECTORS DEEMS PROPOSAL III TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL IV
AMENDMENT OF
2001 NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN

Authentidate’s 2001 Non-Executive Directors Stock Option Plan (the “Director Plan”) was initially approved by Stockholders at the 2002 Annual Meeting. Under the Director Plan, options may be granted under the to non-executive directors and members of any advisory board established by Authentidate who are not full-time employees of Authentidate or any of its subsidiaries. The Director Plan currently provides that each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the Board of Directors, and 10,000 shares on each September 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such September 1st. Each eligible member of an advisory board will receive, upon joining the advisory board, and on each and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our Common Stock. As of the Record Date, there are outstanding 167,500 options outstanding under the Director Plan. The principal features of the Director Plan are summarized below. The summary is qualified by reference to the complete text of the Director Plan, as amended, which is attached as Exhibit D.

At this Annual Meeting, the Stockholders are being requested to consider and approve the adoption of the following two amendments to the Director Plan. First, shareholders are requested to approve an amendment to the Director Plan to increase the size of the option awards to eligible directors upon being initially elected or appointed to the Board. Currently, a newly elected non-executive director receives an option to purchase 20,000 shares of our common stock upon his or her election to our Board. Our Board has recommended and approved an amendment to the Director Plan to increase the number of options granted to newly elected non-executive directors to 40,000. For non-executive directors elected to the Board subsequent to Board approval of this amendment, but prior to stockholder approval, such persons will be granted options to purchase 20,000 shares of common stock upon his or her election to the Board and will receive an additional grant of 20,000 options upon stockholder approval of this Proposal. The exercise price of the additional 20,000 options will be equal to the fair market value of Authentidate’s common stock on the date such persons joined the Board (on December 19, 2003 the closing price of Authentidate’s common stock was $10.58). If the fair market value of Authentidate’s common stock is higher than $10.58 on the date of stockholder approval of this Proposal, Authentidate will incur a charge to its earnings based on the value of the options on the date of stockholder approval. If, however, the fair market value of Authentidate’s common stock on the date of stockholder approval of this Proposal is less than $10.58, these additional options will still be issued at an exercise price equal to the fair market value of Authentidate’s common stock on the date the new directors joined the Board. If our stockholders approve this Proposal, non-executive directors elected to Board will be granted options to purchase 40,000 shares of common stock. If our stockholders do not approve this Proposal, new non-executive directors will continue to be granted 20,000 options upon election to the Board.

Second, our Board has recommended and approved an amendment to the Director Plan to provide that non-executive directors, upon joining the Board and for a period of one year thereafter, will be entitled to purchase restricted stock from the Company at a price equal to 80% of the closing price on the date of purchase up to an aggregate purchase price of $100,000. For non-executive directors elected to the Board subsequent to Board approval of this amendment, but prior to stockholder approval, such persons will have the right to purchase $100,000 of restricted shares of common stock for a twelve month period commencing on the date following stockholder approval of this Proposal. For non-executive directors elected to the Board subsequent to stockholder approval of this Proposal, such persons shall have a twelve month period commencing on the day after their election to the Board to purchase restricted shares of common stock. If our stockholders do not approve this Proposal, the restricted stock purchase right shall not be a component of the Director Plan.

Purpose

The purpose of the Director Plan, as proposed to be amended, is to attract and retain qualified persons to serve on the Board. The Board determined that it was important for Authentidate to provide increased non-cash compensation to non-employee directors in order to be able to secure the services of qualified individuals. By providing that such compensation be in the form of options, Authentidate’s cash resources will be preserved and the non-employee directors will have the incentive to work for Authentidate’s growth. The Board believes that it will further promote these goals by enabling new non-executive directors to purchase restricted shares of common stock.

The Board believes that Authentidate competes with numerous other companies for a limited number of talented persons willing to join a Board of Directors of a public company. As a result, there must be provided a level of incentives to such persons. Since Authentidate only provides limited cash compensation to its non-employee directors, it must grant equity interests to attract members. It is the Board’s opinion that the grant of stock options and providing for the ability to purchase restricted stock has several attractive characteristics, both to the non-employee director and Authentidate. First, granting stock options provides incentive to individuals because they share in the growth of Authentidate. In this manner, non-employee directors have the same interest as stockholders of Authentidate. The Company benefits because these non-employee directors will be more active in the affairs of Authentidate and Authentidate benefits from an active Board. Second, equity compensation preserves Authentidate’s cash resources. The proposed restricted stock purchase provision would, in management’s belief, further these benefits.

Administration

The Director Plan shall be administered by the entire Board or a committee of the Board (the “Administrator”) which shall at all times consist of not less than two officers of Authentidate who are not entitled to participate in the 2001 Director Plan, to be appointed by the Board and to serve at the pleasure of the Board. All questions of interpretation of the Director Plan or of any options issued under it shall be determined by the Administrator and such determination shall be final and binding upon all persons having an interest in the Director Plan. Grants of options under the Director Plan are non-discretionary. The Director Plan does not contain an aggregate number of shares issuable thereunder, primarily for administrative purposes. This permits Authentidate greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the Director Plan. In addition, with a numerical limitation contained in the Director Plan, Authentidate will inevitably run out of shares under the Director Plan and would then be required to obtain stockholder approval with the resultant cost and expense of preparing a proxy statement, counsel and filing fees and other related expenses of a stockholders meeting.

Duration, Amendment and Termination

The Director Plan was initially approved by stockholders at the Annual Meeting held on January 24, 2002. The Director Plan will terminate in 2011, unless sooner terminated by the Board of Directors. In addition to the power to terminate the Director Plan at any time, the Board of Directors also has the power to amend the Director Plan; provided, no amendment to the Director Plan may be made without stockholder approval if the amendment would (i) change the minimum option prices set forth in the Director Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the Director Plan, or (iv) materially modify the requirements as to eligibility under the Director Plan.

Eligibility

Under the Director Plan, options may only be granted to non-executive directors serving on our Board of Directors and advisors serving on an advisory boards. Non-executive directors are not be entitled to receive options for serving as advisors on our advisory boards.

Awards Under the Director Plan

The Board has approved an amendment to the Director Plan whereby each new non-executive director to the Board of Directors shall be entitled to receive an option to purchase 40,000 shares of common stock. Non-executive directors elected to the Board prior to stockholder approval of this Proposal were granted 20,000 options as of the date they were elected to the Board. Such persons shall be granted an additional option to purchase 20,000 shares of common stock upon stockholder approval of this Proposal. The exercise price of these options are equal to the fair market value of Authentidate’s common stock on the date such persons were elected to the Board. If our shareholders do not approve this Proposal, new directors will only be awarded 20,000 options upon joining the Board. In addition, on September 1 of each year during the term of the Director Plan, an option to purchase 10,000 shares of common stock on the terms and conditions set forth herein shall be granted to each non-executive director pro rata, based on the time the director has served in such capacity during the previous year. Each person who is appointed as an advisor on an advisory board established or maintained by Authentidate shall, upon such appointment and on each anniversary of the effective date of his appointment, receive an option to purchase 5,000 shares of our common stock. Advisors who are also chairmen of such advisory board may be granted options to purchase 7,500 shares.

In addition, if stockholders approve this Proposal, newly-elected non-executive directors will be entitled, during the first twelve months of service on the Board, to purchase restricted shares of our common stock. Non-executive directors elected to the Board prior to stockholder approval of this Proposal, but subsequent to the Board’s adoption of these amendments, shall receive have the right to purchase restricted shares of common stock for a twelve month period commencing on the date following stockholder approval of this Proposal. Restricted stock purchases will be at a price equal to 80% of the closing price on the date of purchase and non-executive directors may purchase up to an aggregate purchase price of $100,000. If this Proposal is not approved by stockholders, than newly-elected directors will not have this opportunity to acquire an equity interest in Authentidate.

The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Administrator will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment under the Internal Revenue Code. It is the intent of Authentidate that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3. This is so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder.

Exercise of Options

The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Unless otherwise provided in the Director Plan, the exercise price of options granted under the Director Plan must be paid in cash at the time of exercise. In addition, the Administrator may require the grantee to pay any taxes which may be due and payable as a result of an option exercise prior to delivery of the share certificates to the grantee.

Termination of Service

The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date five years from the date of grant. The term of each option may terminate sooner than such expiration date if the optionee’s service as a non-executive director or advisor terminates for any reason or for no reason. In the event of such termination of service, the option shall terminate for non-executive directors on the date of termination of service as a director. For advisors, options shall terminate on the earlier of the expiration date or the date three months following the date of termination of service. If termination of service is due to optionee’s death, the option shall terminate on the earlier of the expiration date or twelve months following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the optionee’s service as an advisor only as to that number of shares as to which it was exercisable on the date of termination of such services.

Restriction on Transfer

Options are transferable only by will or by the laws of descent and distribution. During an optionee’s lifetime, an option may be exercised only by the optionee.

Federal Income Tax Treatment

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Authentidate and participating persons associated with awards granted under the Director Plan. The U.S. federal tax laws may change and the U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Director Plan.

All options granted under the Director Plan are non-qualified options under the Internal Revenue Code. There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and Authentidate will be entitled to a deduction in the same amount. Authentidate will withhold federal and state income and employment taxes due on this compensation from amounts otherwise payable to the optionee. The optionee’s basis in such shares will generally be the fair market value on the date of exercise, and when he/she disposes of the shares he/she will recognize capital gain or loss.

Plan Benefits

The following table sets forth the benefits to be received by non-executive members of our Board of Directors and nominees to serve as non-executive members of our Board of Directors who will receive options under the Director Plan if this proposal is approved by our stockholders. No persons other than our non-employee directors and, if applicable, members of advisory boards, are entitled to receive options under the Director Plan. Non-executive members of our Board that are currently serving on our Board will not receive any benefits from the proposed amendments. The benefits to be received by newly-elected non-executive directors as a result of the proposed amendment to the Director Plan enabling such persons to purchase shares of restricted stock are not determinable, since each individual person has the sole discretion as to whether to acquire restricted shares.

Name and Position	Dollar Value(1)	Number of Options to be Granted

F. Ross Johnson	$211,600	20,000

Harry J. Silverman	$211,600	20,000

Non-Executive Director Group(2)	$423,200	40,000

(1)	This value only reflects the grant of 20,000 options which are subject to stockholder approval of this Proposal. The value of the new options is determined by reference to the exercise price of the options, which the Board determined by the closing price of the Company’s common stock. With respect to the 20,000 options granted on December 19, 2003, the closing price was $10.58 per share.

(2)	Represents the aggregate benefits to be received by the above-listed persons if our stockholders approve this proposal.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of the amendment to the Director Plan. THE BOARD OF DIRECTORS DEEMS PROPOSAL IV TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL IV.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation awarded to, earned by, paid by Authentidate during the years ended June 30, 2003, 2002 and 2001 to each of the named executive officers of Authentidate.

SUMMARY COMPENSATION TABLE

Annual Compensation

						Long Term Compensation Awards

								No. of Securities
						Restricted		Underlying
Name and Principal	Fiscal			Other Annual		Stock		Options/
Position	Year	Salary	Bonus	Compensation		Award(s)		SARs

John Botti	2003	$305,671	$0	$4,380	(1)	0	(2)	0
Chairman, President and	2002	$291,630	$0	$7,910		0		0
Chief Executive Officer	2001	$265,005	$0	$7,760		0		444,668	(3)

Robert Van Naarden	2003	$255,115	$0	$3,048	(4)	0		0
Director and Chief	2002	$244,423	$0	$3,060		0		0
Executive Officer of	2001	$317,733	$0	$426		0		547,397	(5)
Authentidate, Inc.(*)

Dennis H. Bunt,	2003	$146,669	$0	$6,190	(6)	0		65,000
Chief Financial Officer	2002	$126,612	$0	$5,426		0		0
	2001	$105,605	$0	$5,573		0		86,849

Thomas Franceski,	2003	$158,462	$59,984	$9,376	(8)	0		0
Vice President	2002	$146,231	$19,197	$11,634		0		100,000	(7)
	2001	$98,125	$30,000	$6,552		0		105,000

(1)	Includes: (i) for 2003, automobile and expenses of $3,170, $1,304 for personal cell phone allowance and premiums on life insurance of $176; (ii) for 2002, automobile and expenses of $2,985, $2,095 for a personal cell phone allowance, matching contributions to AHC’s 401(k) plan of $2,654 and payment of premium on term life insurance of $176; and (iii) for 2001, an automobile and expenses of $2,985, matching contributions to AHC’s 401(k) plan of $4,573 and payment of premiums on term life insurance of $202.

(2)	No restricted stock awards were granted to Mr. Botti in fiscal 2003. Mr. Botti, however, owned 409,391 restricted shares of our common stock on June 30, 2003, the market value of which was $3.51 per share on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

(3)	Represents options we granted pursuant to the employee’s acceptance of our offer to exchange securities of Authentidate, Inc. held by such person for like securities of AHC.

(4)	Includes (i) for 2003, commuting expenses of $2,872 and premiums of a term life insurance policy of $176 and for (ii) 2002, commuting expenses of $2,884 and premiums on a term life insurance policy of $176.

(5)	Represents 200,000 options granted pursuant to the terms of the employment agreement entered into between us and Mr. Van Naarden and 347,397 options granted pursuant to the employee’s acceptance of our offer to exchange securities of Authentidate, Inc. held by such person for like securities of AHC.

(6)	Includes: (i) for 2003, automobile and expenses of $2,181, premiums on life insurance of $176 and matching contributions to AHC’s 401(k) plan of $3,883; (ii) for 2002, premiums on a term life insurance policy of $176 and matching contributions to AHC’s 401(k) plan of $5,250 and (iii) for 2001, matching contributions to AHC’s 401(k) plan of $4,573, $798 in automobile expenses and premiums on a term life insurance policy of $202.

(7)	Represents options granted during the fiscal year ended June 30, 2002.

(8)	Includes (i) for 2003, automobile expenses of $6,000, matching contributions to DJS’ 401(k) plan of $3,200 and $176 in premiums on a term life insurance policy; (ii) for 2002, automobile expenses of $6,000, matching contributions to AHC’s 401(k) plan of $5,458 and premiums on a term life insurance policy of $176 and (iii) for 2001, $3,600 in automobile expenses, premiums on a term life insurance policy of $202 and matching contributions to AHC’s 401(k) plan of $2,750.

*	As of June 13, 2003, Mr. Van Naarden’s employment with Authentidate ended. Mr. Van Naarden was not nominated to serve on the Company’s Board of Directors which election occurred at our Annual Meeting held on February 10, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value At Assumed Annutal Rates of Stock Price Appreciation For Option Term		Alternative to (f) and (g) Grant Date Value

Name (a)	Number of Securities Underlying Option/SARs (1) Granted (#) (b)	Percent of Total Option/SARs Granted To Employees In Fiscal Year (c)	Exercise of Base Price (S/Sh) (d)	Expiration Date (c)	5% ($) (f)	10% ($) (g)	Grant Date Present Value $ (h)

John T. Botti	0	N/A	N/A	N/A	N/A	N/A
Robert Van Naarden	0	N/A	N/A	N/A	N/A	N/A
Dennis H. Bunt	25,000	3.0%	$2.75	7/24/07	$18,994	$41,973
Dennis H. Bunt	40,000	4.8%	$2.50	10/01/07	0	0
Thomas Franceski	0	N/A	N/A	N/A	N/A	N/A

No Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table contains information with respect to the named executive officers concerning options held as of the year ended June 30, 2003.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options as of June 30, 2003 Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at June 30, 2003(1) Exercisable/Unexercisable

John T. Botti	0	$0	1,334,668/0	884,889/0
Robert Van
Naarden	0	$0	219,184/331,598	0
Dennis H. Bunt	0	$0	162,849/40,000	45,260/0
Thomas Franceski	0	$0	205,000/0	0

(1) Based upon the closing price ($3.51 per share) of our common stock on June 30, 2003 less the exercise price for the aggregate number of shares subject to the options.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of June 30, 2003 including the 1992 Employee Stock Option Plan, as amended, the 1992 Non-Employee Director Stock Option Plan, as amended, the 2000 Employee Stock Option Plan and the 2001 Non-Employee Director Stock Option Plan. Information concerning each of the aforementioned plans is set forth below following the caption “shareholder Approved Option Plans.”

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)

Equity Compensation	5,003,117(1)	$4.38	1,661,510(2)
Plans Approved by
Stockholders

Equity Compensation	N/A	N/A	N/A
Plans Not Approved by
Stockholders

Total	5,003,117	4.38	1,661,510(2)

(1) Includes 1,224,627 options issued pursuant to our 1992 Employee Stock Option Plan, as amended; 110,000 options issued pursuant to our 1992 Director Stock Option Plan, as amended; 50,000 options issued pursuant to our 2001 Director Stock Option Plan; and 3,618,490 options issued pursuant to our 2000 Employee Stock Option Plan; but does not include 37,500 options issued pursuant to our 2001 Director Stock Option Plan on September 1, 2003.

(2)	Consists of 1,381,510 options available for issuance pursuant to our 2000 Employee Stock Option Plan and assumes the issuance of 280,000 options pursuant to our 2001 Director Stock Option Plan according to the following analysis. The 2001 Director Stock Option Plan does not provide for a cap on the aggregate number of options which may be granted thereunder. All option grants under the 2001 Director Stock Option Plan are non-discretionary; each non-employee director receives an option to purchase 10,000 shares of our common stock each September 1, pro rata, based on the length of such directors service during the preceding year. Accordingly, if the number and identity of our non-employee directors remains constant over the life of the 2001 Director Stock Option Plan, we would issue a total of 280,000 options to our non-employee directors under the 2001 Director Stock Option Plan.

Employee Stock Option Plans

In March 2001, our shareholders approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which provides for the grant of options to purchase up to 5,000,000 shares of our common stock. In July 2001, we filed a registration statement with the SEC to register the shares issuable upon exercise of the options granted or which may be granted under the 2000 Plan. Our shareholders were asked to adopt the 2000 Plan since there were no additional shares available for issuance under the 1992 Plan, the 1992 Plan was to expire in April 2002 and shareholder approval would have been required to increase the number of shares subject to the 1992 Plan. Shareholders are being asked to approve an amendment to the 2000 Plan in this Proxy Statement in order to increase the total number of shares authorized for issuance pursuant to options granted under the 2000 Plan from 5,000,000 shares to 10,000,000 shares.

In April 1992, we adopted the 1992 Employees Stock Option Plan (the “1992 Plan”) which provided for the grant of options to purchase up to 600,000 shares of the Company’s common stock. On January 26, 1995, our stockholders approved an amendment to the 1992 Plan to increase the number of shares of common stock available under the 1992 Plan to 3,000,000 shares. Under the terms of the 2000 Plan and the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment “ISOs”) under Section 422 of the Code, or options which do not so qualify “Non-ISOs”). As of June 30, 2003, there were outstanding an aggregate of 4,843,117 options under the 2000 Plan and 1992 Plan combined, with exercise prices ranging from $0.01 to $9.125.

A summary of the terms and conditions of the 2000 Plan appears in the discussion of Proposal II, “Amendment of 2000 Employees Stock Option Plan” in this Proxy Statement. The summary is qualified by reference to the complete text of the 2000 Plan, as amended, which is attached as Exhibit B.

Non-Executive Director Stock Option Plans

In January, 2002, our shareholders approved the 2001 Non-Executive Director Stock Option Plan. Options are granted under the 2001 Director Plan until December, 2011 to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Our shareholders were asked to adopt the 2001 Director Plan since the 1992 Non-Executive Director Stock Option Plan, as amended, was to expire in April 2002. The 1992 Director Plan was approved by our stockholders in May, 1992. With the approval of the shareholders, the 1992 Director Plan was amended in December, 1997. Similar to the 1992 Director Plan, under the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the Board and an option to purchase 10,000 shares each September 1st thereafter. Unlike the 1992 Director Plan, however, the 2001 Director Plan provides that the annual non-discretionary grant of options is to be on a pro rata basis, based on the time the director has served during the previous year. The 1992 Director Plan simply provided for a blanket grant of 10,000 options per year. The term non-executive director refers to those of our directors who is not otherwise a full-time employee of AHC or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our common stock. Shareholders are being asked to approve amendments to the 2001 Director Plan as discussed in Proposal IV of this Proxy Statement.

As of June 30, 2003, there are outstanding 110,000 options under the 1992 Director Plan and 50,000 options have been granted under the 2001 Director Plan. The options outstanding have exercise prices ranging from $0.84 to $4.81. On September 1, 2003, we granted an aggregate of 37,500 options to our non-employee directors pursuant to the 2001 Director Plan. These options have an exercise price of $3.04 per share.

A summary of the terms and conditions of the 2001 Director Plan appears in the discussion of Proposal IV, “Amendment of 2001 Non-Employee Director Stock Option Plan” in this Proxy Statement. The summary is qualified by reference to the complete text of the 2001 Director Plan, as amended, which is attached as Exhibit D.

Employment, Severance and Change of Control Agreements

In January, 2000, we entered into a new three year employment agreement with our Chief Executive Officer, which expired on January 1, 2003. This agreement automatically renewed for one additional year according to its terms. The agreement provides for:

•	a base salary of $250,000 in the first year of the agreement, increasing by 10% in each year thereafter;
•	a bonus equal to 3% of our pre-tax net income, with such additional bonuses as may be awarded in the discretion of the Board of Directors;
•	certain insurance and severance benefits; and
•	automobile and expenses.

Effective as of January 1, 2004, Mr. Botti’s employment will be governed by a new three year employment agreement. Mr. Botti will have the option to renew this agreement for one additional year at the end of the initial term. This new agreement provides for:

•	a base salary of $300,000 in the first year of the agreement, increasing by 10% in each year thereafter;
•	a bonus of up to 50% of base salary, subject to the discretion of the Board of Directors;
•	certain insurance and automobile benefits;
•	an option grant of 450,000 shares of common stock under our 2000 Employee Stock Option Plan vesting over a period of three years;
•	a severance payment equal to twelve months of base salary in the event the employment agreement is terminated without cause;
•	in the event Mr. Botti’s employment is terminated or his duties materially reduced within 90 days of a change of control (as defined in the agreement), he will be entitled to a severance payment equal to three times the annual average salary and all options granted shall be deemed vested and will beexercisable for the duration of their term.

In October 2000, we entered into an employment agreement with our Chief Financial Officer which provides:

•	an annual salary of $100,000 increasing to$110,000 on January 1, 2001;
•	annual increases every October thereafter to be determined by the Compensation Committee of the Board of Directors;
•	eligibility for annual bonuses at the discretion of the Compensation Committee of the Board of Directors;
•	a severance agreement equal to twelve months salary;
•	the award of Authentidate, Inc. stock options equal to 1.25% of the outstanding stock, which were converted into options to purchase 86,849 shares of AHC common stock, as approved by AHC’s stockholders at the 2001 Annual Meeting.

In March 2002, Authentidate International, AG entered into a three-year employment agreement with its Chief Executive Officer, Mr. Jan Wendenburg. The agreement provides for:

•	a base salary of €231,000 with annual increases of 5%;
•	a bonus of up to 50% of the base salary in the event Authentidate International achieves the operating targets approved by AHC’s Board of Directors;
•	a severance payment not to exceed 18 months of his base salary or until he obtains alternative employment; and
•	184,000 stock options vesting over three years at an exercise price of $4.54 per share.

In July 2000, Authentidate entered into an employment agreement with its new Chief Executive Officer, Robert Van Naarden, for a three year term. The employment agreement provides for:

•	annual salary of $250,000;
•	an annual bonus of up to $200,000, with a minimum bonus of $80,000 during the first year;
•	a severance agreement equal to twelve months salary in the event employment agreement is terminated without cause or is not renewed;
•	the award of such number of shares of common stock of Authentidate as shall equal 5% of the shares outstanding on the date of the employment agreement, vesting in equal amounts over a four year period, commencing one year from the date of the agreement; and
•	the award of employee stock options to purchase 200,000 shares of common stock of AHC, vesting in equal amounts over a four year period, at an exercise price of $6.3125 per share.

This agreement expired July 5, 2003 and was not renewed. Mr. Van Naarden will receive his severance payments according to the terms of this agreement.

Shareholder Return Performance Presentation

Set forth below is a line graph comparing the total cumulative return on Authentidate’s common stock and the Nasdaq Composite Index and a Software Index (assuming reinvestment of dividends). Authentidate’s common stock is listed for trading in the Nasdaq National Market under the trading symbol ADAT.

Listed below is the value of a $10,000 investment at each of our last 5 year ends:

CUMULATIVE TOTAL SHAREHOLDER RETURN

Date	AHC	Nasdaq Composite Index	Nasdaq Computer Index

6/30/99	$10,000	$10,000	$10,000
6/30/00	$58,750	$14,765	$16,908
6/30/01	$45,000	$8,043	$7,817
6/30/02	$31,100	$5,447	$4,919
6/30/03	$35,110	$6,041	$5,381

Footnotes:
(1) Assumes $10,000 was invested at June 30, 1999 in AHC and each Index presented.
(2) The comparison indices were chosen in good faith by management. Most of our peers are divisions of large multi-national companies, therefore acomparison is not meaningful. In addition, we are involved in three distinct businesses: document imaging software, authentidation/security software and computer systems integration, for which there is no peer comparison. Therefore, in addition to the Nasdaq Composite Index we have chosen the NASDAQ Computer and Data Processing Index, which is primarily comprised of software companies.

Indemnification of Directors and Officers

The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

The By-Laws of Authentidate provide for indemnification of officers and directors of Authentidate to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of Authentidate, providing such officer’s or director’s acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

In accordance with Delaware law, Authentidate’s Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director’s fiduciary duty of loyalty to Authentidate or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither Authentidate nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Authentidate pursuant to the foregoing provisions, Authentidate has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Certain Relationships and Related Transactions

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock.

During the 2002 fiscal year we entered into certain loan and security arrangements involving Mr. John T. Botti, our Chairman and Chief Executive Officer, principally relating to certain obligations to financial institutions secured by Mr. Botti’s stock in AHC. We initially established these arrangements in 2001, and have agreed to certain modifications in February, 2002, as described below. These loan arrangements were repaid during the fiscal year ended June 30, 2003.

In January, 2001, we made a loan of $317,000 to Mr. Botti so as to enable him to avoid a margin call on the shares of AHC common stock owned by him that were held in a brokerage account as the Board of Directors believed that failing to do so would have a material adverse impact on the market price of its stock (the “2001 Loan”). The 2001 Loan was collateralized by a lien on all of the shares of AHC owned by Mr. Botti, as well as shares issuable to Mr. Botti upon the exercise of stock options granted to him. As of February 14, 2002, we agreed to loan an additional amount of $203,159.07 to Mr. Botti, which loan was also collateralized by a lien on all of shares of AHC owned by Mr. Botti or issuable to him (the “2002 Loan”). The 2001 Loan earned interest at the rate of 9% per annum and was due on January 5, 2003. The 2002 Loan earned interest at the rate of 6% per annum and was being repaid in bi-weekly installments of $5,000. In connection with the transactions described above, Mr. Botti pledged to us the shares of AHC stock currently owned by him or that he may later acquire upon the exercise of options. AHC’s interest was perfected as to 409,341 shares of common stock of AHC owned (beneficially and of record) by Mr. Botti and options to purchase 1,334,668 shares of common stock of AHC. The pledge additionally extended to any proceeds realized by Mr. Botti from the sale of the pledged securities.

In June 2003, these loans were paid in full in connection with the sale to us by Mr. Botti of the 100 shares of Series A Preferred Stock then owned by him. We agreed to pay Mr. Botti the amount of $850,000 for such shares. The shares of Series A Preferred Stock had been appraised at $1,100,000 by an independent nationally recognized appraisal and valuation firm. Payment terms were as follows: $70,000 in cash was paid at closing, $485,000 was offset against the 2002 Loan and 2001 Loan and the balance will be paid to Mr. Botti in monthly installments of $15,000, without interest, which payments commenced in July, 2003.

On May 29, 2003, we completed the sale of a private financing in the amount of $2,725,300 of our securities to certain investors pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D, promulgated thereunder. In the transaction, we sold $2,725,300 of convertible debentures and warrants to purchase an aggregate of 419,279 shares of common stock. Mr. J. David Luce, who serves as a non-executive member of our Board of Directors participated in this financing and purchased $250,000 aggregate principal amount of convertible debentures and received 38,462 common stock purchase warrants. Further, J&C Resources, LLC, an entity affiliated with Mr. Charles C. Johnston, who also serves as a non-executive member of our Board of Directors, purchased $250,000 aggregate principal amount of convertible debentures and received 38,462 common stock purchase warrants in this financing. In addition, Greener Fairways, Inc., an entity that is currently a beneficial owner of in excess of 5% of our common stock participated in this financing, purchasing $250,000 aggregate principal amount of convertible debentures and receiving 38,462 common stock purchase warrants purchased. On October 2, 2003, Authentidate exercised its right to require the holders of all the debentures issued in the private financing to convert their debentures into shares of common stock. Accordingly, in each case the debentures held by the above-listed persons were converted into 96,154 shares of common stock.

For information concerning employment agreements with, and compensation of, our executive officers and directors, see “MANAGEMENT -- Executive Compensation.”

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Shareholders may contact the Board of Directors or a specified individual director by writing to the secretary of the company at Authentidate Holding Corp., 2165 Technology Drive, Schenectady, New York 12308. Our corporate secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Bylaw Provisions. In accordance with our Bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting (which is currently scheduled for February 11, 2005) must submit the proposal no later than the close of business on November 13, 2004. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., 2165 Technology Drive, Schenectady, New York 12308.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on September 1, 2004.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on November 24, 2004 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on November 24, 2004.

ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED JUNE 30, 2003 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO DENNIS H. BUNT, CHIEF FINANCIAL OFFICER, AUTHENTIDATE HOLDING CORP., 2165 TECHNOLOGY DRIVE, SCHENECTADY, NY 12308. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the Annual Meeting of Stockholders. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed athttp://www.sec.gov.

By Order of the Board of Directors

Victor J. DiGioia, Secretary

December 31, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

Exhibit A

AMENDED AND RESTATED
CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF AUTHENTIDATE HOLDING CORP.

I.       PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors of Authentidate Holding Corp. (the “Company”) in fulfilling its oversight responsibilities by: (a) reviewing and monitoring the integrity of the financial reports and other financial information provided by the Company to any governmental body or the public; (b) reviewing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (c) reviewing and monitoring the Company’s internal auditing, accounting and financial reporting processes generally; and (d) overseeing the independent auditor’s qualifications and independence. Consistent with this function, the Audit Committee should encourage improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. Similarly, the Audit Committee shall provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

     The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent directors as defined in Section 10A(M)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the “Commission”) and by the rules of any exchange on which the Company’s securities may be listed for trading. Each member of the Audit Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as that term is defined by the Commission in regulations it has promulgated under the Exchange Act. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. All members of the Audit Committee may be replaced by the Board.

III.      MEETINGS

     The Audit Committee shall meet at least once quarterly and more frequently as circumstances dictate. In addition, the Audit Committee shall meet with the independent auditors and management quarterly to review the Company’s financial statements. The Audit Committee shall meet periodically with management and the Company’s independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of or consultants to the Audit Committee.

IV.      RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall undertake the following:

A.	Independent Auditors

     1.      The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     2.      The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, in accordance with Section 10A of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee shall adopt policies and procedures governing its preapproval of all audit and permitted non-audit services to be performed by the Company’s independent auditor. Subject to applicable law and the requirements of any exchange upon which the Company’s common stock is traded, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such delegatee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     3.      Review and discuss with the independent auditor (and separately with management) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. This review shall include:

•	The adequacy of the Company’s internal controls and the fullness and accuracy of the Company’s financial statements;
•	Whether there have been (and if so, the nature of) any audit problems or difficulties and any related responses by management;
•	Confirmation that management is not placing any restrictions on the scope of the independent auditors’ work or their access to information;
•	Any significant disagreements with management and management’s response;
•	Inquiry as to any accounting adjustments noted or proposed by the independent auditors but “passed” (as immaterial or otherwise) and any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues raised in connection with the Company’s audit;
•	Discussion of any “management” or “internal control” letters issued or proposed to be issued by the independent auditors to the Company, as well any other material written communications between the independent auditors and management; and
•	Discussion of the responsibilities, budget and staffing of the Company’s internal accounting function and the adequacy and appropriateness thereof.

     4.       Review and evaluate the lead partner of the independent auditor team and ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     5.       Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1. The Audit Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     6.      Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

B.	Financial Statement and Disclosure Matters

     1.       Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis (“MD&A”), the critical accounting estimates employed in the MD&A and inquire whether such financial statements and any related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Audit Committee members, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

     2.      Review and discuss with management and the independent auditor the Company’s quarterly financial statements, related notes, the MD&A and the critical accounting estimates employed in the MD&A prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and inquire whether such financial statements and any related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Audit Committee members.

     3.       In consultation with the independent auditors, the Audit Committee shall review the adequacy and integrity of the organization’s financial reporting and business control processes, both internal and external. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies or significant changes thereto.

     4.      Review the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and approve significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management. Evaluate with management and the independent auditors, on an independent basis, the implementation of changes or improvements in financial or accounting practices as approved by the Audit Committee.

     5.       Review and discuss periodic reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     6.       Discuss with management (on a pre-issuance basis) (a) the Company’s earnings press releases, financial information and earnings guidance provided to analysts and rating agencies; (b) significant financial reporting matters to be disclosed in any Commission filings, such as a change in accounting principles or extraordinary and non-recurring items and transactions; and (c) significant matters to be disclosed in Form 8-K filings with the Commission.

     7.      Discuss with management and the independent auditor the effect of regulatory and accounting initiatives including the Company’s use, if any, of “pro forma” or “adjusted” non-GAAP financial information and off-balance sheet structures on the Company’s financial statements.

     8.       Review and evaluate the Company’s policies and practices with respect to risk assessment and risk management, including the Company’s major financial risk exposures and litigation and insurance management processes and review steps taken by management to monitor and control such exposures. If appropriate, initiate special investigations into matters within the Audit Committee’s scope of responsibilities or as delegated by the Board of Directors.

     9.       If applicable, review the appointment and replacement of the senior internal accounting personnel and the organizational structure, and qualifications of the internal accounting department.

C.      Ethical and Legal Compliance; Additional Responsibilities

     1.      Establish, review and update periodically a Code of Ethics compliant with Commission regulations and applicable to all employees, including the Company’s principal executive officer, senior financial officers and directors; ensure that management has established a system to enforce this Code; and review management’s monitoring of compliance with the Code of Ethics. Determine whether to grant any waivers of or approve any other deviations from the Company’s Code of Ethics, including those concerning related party transactions.

     2.      Review with management and the organization’s counsel, legal compliance matters including corporate securities trading policies and any other legal matter, including material litigation or special investigations, that could have a significant impact on the organization’s policies or financial statements to ensure that reports and other information disseminated to governmental organizations or the public satisfy legal requirements.

     3.      Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (“Required Response to Audit Discoveries”) has not been implicated.

     4.       Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     5.      Evaluate, approve, and monitor on an ongoing basis any related party transactions.

     6.      Report to the Board on a regular basis about the Audit Committee’s activities and make appropriate recommendations. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Conduct an annual self-evaluation to assess the Audit Committee’s effectiveness.

     7.      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without obtaining specific Board approval, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     8.      Prepare the reports required by the rules of the Commission which are required to be in the Company’s annual proxy statement and other reports filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the Commission.

     9.      Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Exhibit B

2000 EMPLOYEES STOCK OPTION PLAN

OF

AUTHENTIDATE HOLDING CORP.
(Amendment No. 1 effective ______, 2004)

l.       PURPOSE OF THE PLAN

     This Employees Stock Option Plan, as amended, (the “Plan”) is intended as a performance incentive for officers, employees, consultants and other key persons of AUTHENTIDATE HOLDING CORP. (the “Company”) or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the “Optionees”) to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of “incentive stock options” ( “Incentive Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options ( “Nonqualified Options”). The term “Subsidiaries” includes any corporations in which stock possessing fifty percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2.       ELIGIBILITY

     (a)      Incentive Options may be granted only to officers or other full-time employees of the Company or its Subsidiaries, including members of the Board of Directors who are also full-time employees of the Company or its Subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board of Directors of the Company or its Subsidiaries (other than Directors serving on the Option Committee), and to consultants and other key persons who provide services to the Company or its Subsidiaries, and members of any scientific or other advisory boards of the Company or otherwise (regardless of whether they are also employees).

     (b)      No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company, unless notwithstanding anything in this Plan to the contrary (i) the purchase price for stock subject to such option is at least 110% of the fair market value of such stock at the time of the grant and (ii) the option by its terms is not exercisable more than 5 years from the date of grant thereof.

     (c)      Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

     (d)      The granting of an option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an option to a particular Participant at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan.

3.       STOCK SUBJECT TO THE PLAN

     (a)      The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company’s authorized but unissued common stock, par value $.001 per share (the “Common Stock”). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 10,000,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 7 hereof.

     (b)      Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

4.       ADMINISTRATION

     (a)      Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an “incentive stock option” under the Code, such option shall be deemed to be a Nonqualified Option.

     (b)      The Plan shall be administered by the Board of Directors or by a committee (the “Option Committee”) of not less than two directors of the Company appointed by the Board of Directors of the Company (the “Board of Director”) for such term as the Board of Directors may determine. The Board of Directors may, from time to time, remove members from, or add members to, the Option Committee. The administrator of the Plan shall hereinafter be referred to as the “Plan Administrator”. In the event that the Plan Administrator is an Option Committee of the Board of Directors, none of the members of such Option Committee shall be an officer or other full-time employee of the Company. It is the intention of the Company that each member of the Option Committee shall be a “disinterested person” as that term is defined and interpreted pursuant to Rule 16b-3(c)(2) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Action by the Option Committee shall require the affirmative vote of a majority of all its members. In the event that the Plan Administrator is the Board of Directors, and a member of the Board of Directors may be eligible, subject to the restrictions in Section 4, to participate in or receive or hold options under the Plan, no member of the Board of Directors or the Option Committee shall vote with respect to the granting of options hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under the Plan to a director for his or her services as such shall be approved by the full Board of Directors.

     With respect to grants made under the Plan to officers and directors of the Company who are subject to Section 16 of the Exchange Act, the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

     (c)      Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

(i) To determine from time to time the options to be granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options granted under the Plan to such persons;

(ii) To construe and interpret the Plan and grants thereunder and in its discretion have the authority: (A) to determine, upon review of relevant information, the fair market value of the Common Stock; (B) to determine the exercise price per share of stock options to be granted; (C) to determine the eligible participants to whom, and time or times at which, options shall be granted and the number of shares to be issuable upon exercise of each stock option; (D) to construe and interpret the Plan; (E) to prescribe, amend and rescind rules and regulations relating to the Plan; (F) to determine the terms and provisions of each grant (which need not be identical); and (G) to make all other determinations necessary to or advisable for the administration of the Plan. Notwithstanding the foregoing, in the event any employee of the Company or any of its Subsidiaries granted an option under the Plan is, at the time of such grant, a member of the Board of Directors of the Company, the grant of such grant shall, in the event the Board of Directors at the time such option is granted is not deemed to satisfy the requirement of Rule 16b-3(b)(2)(i) or (ii) promulgated under the Act, be subject to the approval of an auxiliary committee consisting of not less than two persons who qualify as “disinterested persons “ within the meaning of Rule 16b-3(d)(3) promulgated under the Act. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Company and the Optionees; and

(iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

5.      DURATION OF THE PLAN

     The Plan shall become effective upon the approval of the requisite vote of the stockholders of the Company, and upon the approvals, if required, of any other public authorities. The Plan shall remain in effect for a term of ten (l0) years from the date of adoption by the Board unless sooner terminated under Section 15 hereof. Notwithstanding any of the foregoing to the contrary, the Board of Directors (but not the Committee) shall have the authority to amend the Plan pursuant to Section 15 hereof; provided, however, that Awards already made shall remain in full force and effect as if the Plan had not been amended or terminated.

6.      OPTIONS

     Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Plan Administrator shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     (a)      Expiration; Termination of Employment. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted. Except as otherwise determined by the Plan Administrator, either at the time an Option is granted or subsequent thereto, the following provisions shall govern the effect of an option holder’s termination of employment. In the event that an option holder ceases to be an officer, employee, consultant, advisory board member, or director of the Company or of any of its Subsidiaries for any reason other than permanent disability (as determined by the Board of Directors) and death, any option, including any exercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the option holder ceased to be so employed, but in no event after the expiration of the exercise period; provided, however, that, if the Board of Directors shall determine that an option holder shall have been discharged for cause, options granted and not yet exercised shall terminate immediately and be null and void as of the date of discharge. In the event of the death of an option holder during this three month period, the option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the option holder could have exercised the option if he or she had not died, for the three months from the date of death, but in no event after the expiration of the exercise period. In the event of the permanent disability of an option holder while an officer, employee, consultant, advisory board member or director of the Company or of any Subsidiary, any option granted to such person shall be exercisable for twelve (12) months after the date of permanent disability; but in no event after the expiration of the exercise period; provided that such option shall have previously vested (in whole or in part) prior to the date of such permanent disability and the exercise of such option is in no event made after the expiration of the option exercise period otherwise provided for. In the event of the death of an option holder while an officer, employee, consultant, advisory board member or director of the Company or any of its Subsidiaries, or during the twelve (12) month period after the date of permanent disability of the option holder, that portion of the option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of the death of the option holder, but in no event after the expiration of the exercise period. Except as the Option Committee shall provide otherwise, in the event an option holder ceases to be an officer, employee, consultant, advisory board member or director of the Company or of any Subsidiary for any reason, including death, prior to the lapse of the waiting period, his or her option shall terminate and be null and void.

     (b)      Exercise. At the time an option is granted, the Board of Directors will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the option may first be purchased. (The period from the date of grant of an option until the date on which such option may first be exercised, if not immediately exercisable, is referred to herein as the “waiting period.”) At the time an option is granted, the Board of Directors shall fix the period within which it may be exercised which shall not be less than one (l) year nor more than ten (l0) years from the date of grant. (Any of such periods is referred to herein as the “exercise period”). Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Option Committee. The minimum number of shares with respect to which an option may be exercised at any one time shall be one hundred (100) shares, or such lesser number as is subject to exercise under the option at the time. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

     (c)      Method of Exercise and Payment of Purchase Price

     (i)      Any option granted under the Plan may be exercised by the Optionee in whole or, subject to Section 6(b) hereof, in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the “Notice”).

     (ii)      Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (A) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the “Total Option Price”); (B) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 6(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (C) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (C). Notwithstanding the foregoing, shares of Common Stock used in payment of the exercise price of an incentive option must have been held by the Optionee for a minimum of six months prior to exercise.

     (iii)      The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of any option will be contingent upon the Company’s receipt of the Total Option Price and of any written representations from the Optionee required by the Option Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law.

     (d)      Purchase Price. The purchase price per share of Common Stock subject to each option shall be determined by the Plan Administrator; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. The option price, which shall be approved by the Board of Directors, shall in no event be less than one hundred percent (l00%) in the case of ISOs, and eighty-five percent (85%) in the case of other options, of the fair market value of the Company’s Common Stock at the time the option is granted. In the case of a Non-Qualified Option, the purchase price per share of Common Stock subject to such Non-Qualified Option shall be such price as determined by the Plan Administrator. For the purposes of the Plan, the fair market value of the Common stock shall be determined in good faith by the Plan Administrator; provided (i) if the Common Stock is traded on a national securities exchange or on the NASDAQ National Market System (“NMS”), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the per share closing bid price of the Common Stock on the date of grant as reported by NASDAQ (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock or (iv) if no such quotes are available, the fair market value as determined by the Board of Directors.

     (e)       Incentive Treatment.The option agreement shall specify the total number of shares to which it pertains and whether such options are ISOs or are not ISOs. With respect to ISOs granted under the Plan, the aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by such employee during any calendar year shall not exceed $l00,000 under all plans of the employer corporation or its Parent or Subsidiaries.

     (f)      Purchase for Investment. The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an option under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of an option, represent and agree that any and all shares of Common Stock purchased pursuant to such option are being purchased for investment only and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the option. This Section 6(f) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which options may from time to time be granted.

     (g)      Other Provisions. Each option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

7.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a)      If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

     (b)      Adjustments under this Section 7 shall be determined by the Plan Administrator and such determinations shall be conclusive. The Plan Administrator shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8.      ACCELERATION

     (a)      Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the Plan, but subject to any determination by the Board of Directors to provide otherwise at the time such Award is granted or subsequent thereto, each outstanding option granted under the Plan shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby shall vest unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change.

     (b)      For purposes of this Section 8:

               (i) An “Approved Transaction” shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

               (ii) A “Control Purchase” shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act, corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the “beneficial owner” (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company’s securities).

     (iii) A “Board Change” shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

9.       CONTINUATION OF RELATIONSHIP; LEAVE OF ABSENCE

     (a) Nothing in the Plan or any Award made hereunder shall interfere with or limit in any way, the right of the Company or of any Subsidiary to terminate any Eligible Participant’s employment at any time, nor confer upon any Eligible Participant any right to continue any such relationship with the Company or Subsidiary.

     (b) For purposes of the Plan, a transfer of a recipient of options hereunder from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or a leave of absence duly authorized by the Company shall not be deemed a termination of employment or a break in the incentive, waiting or exercise period, as the case may be. In the case of any employee on an approved leave of absence, the Board of Directors may make such provisions with respect to continuance of stock rights, options or restricted shares previously granted while on leave from the employ of the Company or a Subsidiary as it may deem equitable.

10.      GENERAL RESTRICTION

     Each Award made under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its sole and subjective discretion, that the registration, qualification or listing of the shares subject to such Award upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of such Award, the Company shall not be required to issue such shares unless such registration, qualification, listing, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Nothing in the Plan or any agreement or grant hereunder shall obligate the Company to effect any such registration, qualification or listing.

11.	RIGHTS OF OPTIONEES

     No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. No adjustment shall be made for the dividends or other rights for which the record date is prior to the date such stock certificate is issued.

12.	NONTRANSFERABILITY OF OPTIONS

     During a Participant’s lifetime, an option may be exercisable only by the Participant and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, if applicable, the Plan Administrator may permit a recipient of a Nonqualified Option to (i) designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death or (ii) transfer a Nonqualified Option. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy of any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

13.      WITHHOLDING TAXES

     (a)      Payment by Participant. Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includable in the gross income of the participant for federal income tax purposes (the “Tax Date”), pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

     (b)      Payment in Shares. An Optionee may request permission to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with an aggregate fair market value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the participant with an aggregate fair market value that would satisfy the withholding amount due. The following additional restrictions shall apply:

(A) the election to satisfy tax withholding obligations in the manner permitted by this Section 11(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the Tax Date;

(B) such election shall be irrevocable;

(C) such election shall be subject to the approval of the Board of Directors, which approval may be withheld in its absolute discretion; and

(D) such election shall not be made within six months of the date of grant of the option.

14.      NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor any provision of the Plan shall be construed as creating any limitations on the power of the Board (but not the Committee) to adopt such additional compensation agreements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval and the limitation that, except as provided in Sections 6, 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

     (a)      increase the number of shares of Common Stock as to which options may be granted under the Plan;

     (b)      change in substance Section 4 hereof relating to eligibility to participate in the Plan;

     (c)      change the minimum option exercise price;

     (d)      increase the maximum term of options provided herein; or

     (e)      otherwise materially increase the benefits accruing to participants under the Plan.

     Except as provided in Sections 5, 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new options in exchange for the surrender and cancellation of any or all outstanding options.

16.       LIMITATIONS ON EXERCISE.

     Notwithstanding anything to the contrary contained in the Plan, any agreement evidencing any Award hereunder may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock received by the holder from the Company.

17.      GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a)      The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

     (b)      The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

     (c)      Transactions under the Plan are intended to comply with Rule 16b-3 or any successor rule thereto promulgated under the Act. Any provision of the Plan or of any option agreement inconsistent with such compliance shall be inoperative and shall not affect the validity of the Plan or the availability of any exemption from Section 16(b) of the Act.

18.      EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective upon the date that it is approved by the Company’s Board of Directors, provided that the Plan is subject to the approval of the Plan by the Company’s stockholders on or before the first anniversary of the date that the Plan is approved by the Company’s Board of Directors. Options may be granted prior to such stockholder approvals, provided that no option granted under the Plan may be exercised until such stockholder approvals are obtained, and if such approvals are not obtained within such 12 month period, the Plan and all outstanding options shall terminate and be null and void.

Exhibit C

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AUTHENTIDATE HOLDING CORP.

     AUTHENTIDATE HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:      That the Board of Directors of said corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposed and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Authentidate Holding Corp., be amended by changing Article “FOURTH (A)” thereof so that, as amended, said Article“FOURTH (A)” shall be and read as follows:

FOURTH: (A) Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is EIGHTY MILLION (80,000,000) shares, consisting of SEVENTY-FIVE MILLION (75,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the “Common Stock”), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the “Preferred Stock”), of which 28,000 shares have been designated as Series B Preferred Stock, the relative rights, preferences and limitations of which are as set forth in sub-paragraph B of this Article FOURTH. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in sub-paragraph C of this Article FOURTH.

     SECOND:           That at a meeting and vote of stockholders, duly held on ________, 2004, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of stockholders have given consent to said amendment.

     THIRD:      That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on the date of filing with the Secretary of the State of Delaware.

     IN WITNESS WHEREOF, Authentidate Holding Corp. has caused this certificate to be signed by its Chief Executive Officer and Secretary this __ day of __________, 2004.

AUTHENTIDATE HOLDING CORP.

By______________________________
JOHN T. BOTTI, President

ATTEST:

By______________________________	By______________________________
VICTOR J. DiGIOIA, Secretary	JOHN T. BOTTI, President

C-1

Exhibit D

NON-EXECUTIVE DIRECTOR
STOCK OPTION PLAN OF
AUTHENTIDATE HOLDING CORP.

     As amended, effective ________, 2004

1.      PURPOSE

     The purpose of the Non-Executive Director Stock Option Plan is to provide a means by which (i) each Director of Authentidate Holding Corp. (the “Company”) who is not otherwise a full-time employee of the Company or any subsidiary of the Company (each such person being hereafter referred to as a “Non-Executive Director”) and (ii) each person appointed as a member of any Advisory Board established or maintained by the Company who is not otherwise an employee of the Company or any subsidiary of the Company or an Outside Director (each such person being hereinafter referred to as an “Advisor”) will be given an opportunity to purchase Common Stock, $.001 par value per share, of the Company (“Common Stock”). The Company, by means of the Director Plan, seeks to attract and retain the services of qualified independent persons to serve as Non-Executive Directors of the Company and as Advisors on the Company’s various Advisory Boards, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.      ADMINISTRATION

(a)      The Director Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee of the Board (the “Committee”) which shall at all times consist of not less than two (2) officers of the Company who are not entitled to participate in the Director Plan, to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors.

(b)      Grant of options under the Director Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5 hereof. However, all questions of interpretation of the Director Plan or of any options issued under it shall be determined by the Board or Committee and such determination shall be final and binding upon all persons having an interest in the Director Plan. A majority of the Board’s or Committee’s members shall constitute a quorum, and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Board or Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.      SHARES SUBJECT TO THE PLAN

     There shall be no aggregate limitation on the number of shares of Common Stock that may be acquired pursuant to options granted under the Director Plan.

     The Common Stock subject to the Director Plan may be in whole or in part authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for purposes of the Director Plan.

4.      ELIGIBILITY

     Options shall be granted only to (a) Non-Executive Directors serving on the Board of Directors of the Company and (b) Advisors serving on the Advisory Boards of the Company. Non-Executive Directors shall not be entitled to receive Options for serving as Advisors on Advisory Boards of the Company.

5.      NON-DISCRETIONARY GRANTS

     (a) Grants to Outside Directors

          (i) Commencing on the date that this Non-Executive Director Stock Option Plan, as amended, is approved by the Board of Directors of the Company, each new Non-Executive Director to the Board of Directors shall be entitled to receive an Option to purchase 40,000 shares of Common Stock on the date such person is appointed or elected as a Non-Executive Director of the Company. Commencing on September 1, 2002, an Option to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein shall be granted to each Non-Executive Director and thereafter on September 1st of each year; provided that any Non-Executive Director, who has not served as a director for an entire year prior to September 1st of each year shall receive a pro rata number of options determined as follows:

Date of Membership	Options Granted

September 1 through November 30	10,000
December 1 through February 28	7,500
March 1 through May 30	5,000
June 1 through August 31	2,500

     Notwithstanding the foregoing, in the event a Non-Executive Director initially joins the Board of Directors on or after June 1, such Non-Executive Director shall not be eligible to be granted Options on September 1 of the year in which he or she first joined the Board of Directors.

     (b) Grants to Advisors

          (i) Each person who is appointed as an Advisor on an Advisory Board established or maintained by the Company shall, upon such appointment and on each anniversary of the effective date of his appointment, be granted options to purchase 5,000 shares for Advisors and options to purchase 7,500 shares for Advisors who are also chairmen of such Advisory Board, on the terms and conditions set forth herein.

          (ii) Notwithstanding the foregoing, no Advisor who may serve on an Advisory Board of the Company shall be entitled to receive any options under the Director Plan for serving as such Advisor, and in no event will the grant amount, as defined above in Section 5(a)(ii), exceed $75,000 with respect to a grant to a chairman of an Advisory Board Director or $50,000 with respect to an Advisor on an annual basis to an Advisor. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Advisor will be reduced accordingly.

6.	PURCHASE OPTION

     Commencing on the date that this purchase option is approved by the Company’s Board of Directors, each Non-Executive Director joining the Board of Directors on or after such date shall have the right to purchase up to $100,000 of Common Stock during a twelve month period immediately following the date upon which the Company’s shareholders ratify this provision. Subsequent to the ratification by the Company’s shareholders, each new Non-Executive Director joining the Board of Directors shall have the right to purchase up to $100,000 of Common Stock during the twelve month period immediately following the date upon which the Non-Executive Director joins the Board of Directors. The purchase price for the Common Stock shall be equal to 80% of the Fair Market Value of the Common Stock on the date of purchase as determined in accordance were Section 7(b)hereof. The purchase right granted hereunder may be exercised in whole or in part at any time or from time to time during the initial twelve month period.

7.	OPTION PROVISIONS

     Each Option shall be evidenced by a written agreement ( “Stock Option Agreement”) and shall contain the following terms and conditions:

(a)      The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) five years from the date of grant. The term of each Option may terminate sooner than such Expiration Date if the optionee’s service as a Non-Executive Director or Advisor of the Company terminates for any reason or for no reason. In the event of such termination of service the Option shall terminate (i) for Non-Executive Directors, on the date of termination of service as a director and (ii) for Advisors on the earlier of the Expiration Date or the date three (3) months following the date of termination of service. If termination of service is due to optionee’s death, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the optionee’s service as an Advisor only as to that number of shares as to which it was exercisable on the date of termination of such services.

(b)      The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such option on the date such option is granted. “Fair Market Value” of a share of Common Stock shall mean (i) if the Common Stock is traded on a national securities exchange or on the Nasdaq National Market System (“NMS”), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and listed on the small cap market of the Nasdaq Stock Market (“Nasdaq”), the per share closing bid price of the Common Stock on the date of grant as reported by Nasdaq (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq quotation system, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock.

(c)      The optionee may elect to make payment of the exercise price under one of the following alternatives:

(i)      Payment of the exercise price per share in cash at the time of exercise; or

(ii)      Recourse notes (subject to Paragraph 17 herein) or

(iii)      Payment by a combination of the methods of payment specified in Subsections 7(c)(i) and 7(c)(ii) above.

(d)      An option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

(e)      All options granted under the Director Plan shall be non-qualified stock options, and do not qualify as incentive stock options within the meaning of Section 422, or any successor section, of the Internal Revenue Code of 1986, as amended.

8.      ACCELERATION OF OPTIONS

     Notwithstanding any contrary installment period with respect to any option and unless the Board or Committee determines otherwise, each outstanding option granted under the Director Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event: (i) the Board (or, if approval of the stockholders is required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or Proposal for the liquidation or dissolution of the Company; or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (a) shall purchase any Common Stock (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors (calculated as provided in paragraph (d) of such Rule 13(d)(3) in the case of rights to acquire the Company’s Securities); or (iii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office. The Stock Option Agreement evidencing options granted under the Director Plan may contain such provisions limiting the acceleration of the exercise of Options as provided in this Section 8 as the Board or Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock received by a Non-Executive Director or Advisor from the Company.

9.      RIGHT OF COMPANY TO TERMINATE SERVICES AS A NON-EXECUTIVE DIRECTOR OR ADVISOR

     Nothing contained in the Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director or Advisor any right to continue in the service of the Company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate the service of any Non-Executive Director or Advisor at any time, with or without cause.

10.      NONALIENATION OF BENEFITS

     No right or benefit under the Director Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

11.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     All options granted under the Plan shall be deemed automatically adjusted (both in the number of shares and exercise price), as appropriate, for any corporate action adopted by the Board of Directors and/or shareholders which action results in changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Director Plan and the number of shares subject to nondiscretionary grants pursuant to Section 5 hereof shall be appropriately adjusted.

12.      TERMINATION AND AMENDMENT

     Unless the Director Plan shall theretofore have been terminated as hereinafter provided, no grant of Options may be made under the Director Plan after a date which is ten years from the date of adoption of the Director Plan by the Board of Directors. The Board or Committee may at any time amend, alter, suspend or terminate the Director plan; provided, however, that the Board or Committee may not, without the requisite vote of the stockholders of the Company approving such action (i) materially increase (except as provided in Section 10 hereof) the maximum number of shares which may be issued under the Director Plan; (ii) extend the term of the Director Plan; (iii) materially increase the requirements as to eligibility for participation in the Director Plan; or (iv) materially increase the benefits accruing to participants under the Director Plan. No termination, modification or amendment of the Director Plan or any outstanding Stock Option Agreement may without the consent of the Non-Executive Director or Advisor to whom any option shall theretofore have been granted, adversely affect the rights of such Director with respect to such option.

13.      EFFECTIVENESS OF THE PLAN

     The Director Plan shall become effective upon the requisite vote of the stockholders of the Company approving such action, and upon the approvals, if required, of any other public authorities. Any grant of options under the Director Plan prior to such approval shall be expressly subject to the condition that the Director Plan shall have been so approved. Unless the Director Plan shall be so approved, the Director Plan and all options theretofore made thereunder shall be and become null and void.

14.      GOVERNMENT AND OTHER REGULATIONS

     The obligation of the Company with respect to options shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

15.      COMPLIANCE WITH SEC REGULATION SECTION 16(B)

     In the case of optionees who are or may be subject to Section 16 of the Securities and Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder) (the “1934 Act”), it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3. This is so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to optionees who are or may be subject to Section 16 of the 1934 Act.

16.      TAX WITHHOLDING.

     It shall be a condition to the obligation of the Company to deliver shares or securities of the Company upon exercise of an award, that the grantee of such award pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld. The Board or Committee may, in its sole discretion, permit the grantee of an award, in accordance with any applicable regulations of the authority issuing such regulations, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. At the Board’s or Committee’s sole discretion, the grantee shall be permitted to authorize the Company to withhold, or shall agree to surrender back to the Company, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such award having a fair market value equal (as determined under Section 6 hereof) to the amount of such required or permitted withholding taxes to be paid in shares.

17.      LOANS TO GRANTEES.

     The Board or Committee, acting on behalf of the Company, shall have the authority and may, in its sole discretion, lend money to, or guaranty any obligation of, a grantee for the purpose of enabling such grantee to exercise an option granted hereunder; the amount of such loan or obligation, however, shall be limited to an amount equal to fifty (50%) percent of the exercise price of such option. Any loan made hereunder shall bear interest at the rate of ten (10%) percent per annum; may be unsecured or secured in such manner as the Board or Committee shall determine, including, without limitation, a pledge of the subject shares; and shall be subject to such other terms and conditions as the Board or Committee may determine.

18.      NO OBLIGATION TO EXERCISE OPTION.

     The granting of an award shall impose no obligation upon the grantee (or upon a transferee of a grantee) to exercise such award.

19.      NO LIMITATION ON RIGHTS OF THE COMPANY.

     The grant of any award shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

20.      EXPENSES OF THE PLAN.

     All of the expenses of the Plan shall be paid by the Company.

21.      GRANTEE TO HAVE NO RIGHTS AS A STOCKHOLDER.

     No grantee of any option shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No grantee of any option shall have the rights of a stockholder until he or she has paid in full the option price.

22.      GOVERNING LAW

     The Director Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

AUTHENTIDATE HOLDING CORP.

Annual Meeting of Stockholders – February 11, 2004

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. Botti proxy, with full power of substitution, to vote all shares of Common Stock of AUTHENTIDATE HOLDING CORP. owned by the undersigned at the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. to be held on February 11, 2004 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxy to vote as follows:

I.	ELECTION OF DIRECTORS

FOR all nominees listed	WITHHOLD AUTHORITY
below (except as marked	to vote for all nominees
to the contrary below)	listed below

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee’s name in the list below)

John T. Botti	Charles C. Johnston	J. Edward Sheridan

F. Ross Johnson	Harry J. Silverman	J. David Luce

II.	PROPOSAL TO AMEND THE 2000 EMPLOYEE STOCK OPTION PLAN

                 For                  Against                  Abstain

III.	PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                 For                  Against                  Abstain

IV.	PROPOSAL TO AMEND THE 2001 NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN

           For                  Against                  Abstain

(Continued and to be signed and dated on the reverse side.)

The proxy or his substitute, who shall be present and acting, shall have and may exercise all the powers hereby granted. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF SIX DIRECTORS AND IN FAVOR OF PROPOSALS II, III AND IV UNLESS OTHERWISE SPECIFIED.

Said proxy will use his discretion with respect to any other matters which properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

Dated

Signature(s)

(Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign, executors, administrators, trustees, etc., should also so indicate when signing.)